Exhibit 4.3

GDS HOLDINGS LIMITED

and

The Bank of New York Mellon, London Branch

as Trustee

INDENTURE

Dated as of [●], 2022

0.25% Convertible Senior Notes due 2029

i

ARTICLE 14 PRINCIPAL; REDEMPTION AT MATURITY	80

Section 14.01 Principal	80
Section 14.02 Redemption at Maturity	80
ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS	80

Section 15.01 Repurchase at Option of Holders	80
Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change	83

EXHIBITS

Exhibit A	Form of Note	A-1

Exhibit B	Form of Authorization Certificate	B-1

Exhibit C	Form of Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter	C-1

v

INDENTURE dated as of [_], 2022, between GDS Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands, as issuer (the “Company”, as more fully set forth in Section 1.01 (Definitions)) and The Bank of New York Mellon, London Branch, a banking corporation organized under the laws of the State of New York with limited liability and operating through its branch in London at One Canada Square, London E14 5AL, United Kingdom, as trustee (the “Trustee”, as more fully set forth in Section 1.01 (Definitions)).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.25% Convertible Senior Notes due 2029 (the “Notes”), in the aggregate principal amount of US$520,000,000 pursuant to the Purchase Agreement, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice, and the Form of Assignment and Transfer, as the case may be, to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Note Registrar, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01        Definitions. The terms defined in this Section 1.01 (Definitions) (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional ADSs” shall have the meaning specified in Section 13.04 (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption).

“Additional Amounts” shall have the meaning specified in Section 4.07(a) (Additional Amounts).

“ADS” means an American Depositary Share of the Company, issued pursuant to the Deposit Agreement, representing eight (8) Ordinary Shares as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Cessation Date” shall have the meaning specified in Section 13.13 (Amendment Upon Unavailability of ADS Facility).

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS Price” shall have the meaning specified in Section 13.04(c) (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Paying Agent, the Note Registrar and the Conversion Agent appointed pursuant to Section 4.02 or a Paying and Conversion Agent, Registrar and Transfer Appointment Letter in the form of Exhibit C.

“Amendment Event” shall have the meaning specified in Section 13.13 (Amendment Upon Unavailability of ADS Facility).

“Applicable Tax Law” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Applicable Taxes” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the Cayman Islands, Hong Kong, London or Beijing are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“CCASS” means the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited.

“Change in Law” shall have the meaning set forth in the definition of “Fundamental Change”.

“Change in Tax Law” shall have the meaning specified in Section 16.01(a) (No Redemption Except for Taxation Reasons).

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.00005 per share, at the date of this Indenture, subject to Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.00005 per share, at the date of this Indenture, subject to Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Clause A Distribution” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Clause B Distribution” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Clause C Distribution” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Clearstream” means Clearstream Banking S.A.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary) as the Common Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Common Depositary” shall mean or include such successor.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11 (Consolidation, Merger, Sale, Conveyance and Lease), shall include its successors and assigns.

“Company Group” shall have the meaning set forth in the definition of “Fundamental Change”.

“Company Notice” shall have the meaning specified in Section 15.01(a) (Repurchase at Option of Holders).

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02 (Maintenance of Office or Agency).

“Conversion Date” shall have the meaning specified in Section 13.02(c) (Conversion Procedure; Settlement Upon Conversion).

“Conversion Notice” shall have the meaning specified in Section 13.02(b) (Conversion Procedure; Settlement Upon Conversion).

“Conversion Obligation” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Rate” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Right” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Securities” means (i) if the Conversion Date occurs prior to the Distribution Compliance Period Termination Date, (x) Ordinary Shares in the form of ADS or (y) Ordinary Shares registered in the Cayman Islands, which in each case bears the legend set forth in Section 2.05(d), as may be elected by the relevant Holder in writing in the Conversion Notice and (ii) if the Conversion Date occurs after the Distribution Compliance Period Termination Date, (x) Ordinary Shares in the form of ADS, (y) Ordinary Shares registered in the Company’s Hong Kong share registry or (z) Ordinary Shares registered in the Cayman Islands, as may be elected by the relevant Holder in writing in the Conversion Notice.

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London E14 5AL, United Kingdom and shall include a reference to the Hong Kong Branch located at Level 26, Three Pacific Place, 1 Queen's Road East, Hong Kong, Attention: Global Corporate Trust, Fax: +852 2295 3283, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the ADS on The NASDAQ Global Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GDS US <EQUITY> VWAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Repurchase Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for (without taking into account any applicable grace period).

“Deposit Agreement” means the deposit agreement dated as of November 1, 2016, by and among the Company, the ADS Depositary and all holders from time to time of ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented (including, without limitation, by the certain Restricted Issuance Agreement among GDS Holdings Limited, JP Morgan Chase Bank, N.A., as Depositary, and Holders of Restricted ADRs).

“Distribution Compliance Period Termination Date” shall have the meaning specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Distributed Property” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Effective Date” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission and (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and/or the Agents, or another method or system specified by the Trustee and/or the Agents as available for use in connection with its services hereunder.

“Euroclear” means Euroclear Bank SA/NV.

“Events of Default” shall have the meaning specified in Section 6.01 (Event of Default).

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 13.05(e) (Adjustment of Conversion Rate).

“Expiring Rights” means any rights, options or warrants to purchase Conversion Securities that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)       (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than:

(x)	the Company and its Subsidiaries, and

(y)	any party (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital of the Company (including Class A ordinary share capital held in the form of ADSs) with such party under Section 13(d) of the Exchange Act) that has filed a Schedule 13D with the Securities and Exchange Commission pursuant to the Exchange Act indicating that, as of the date of the Purchase Agreement such party is the “beneficial owner” of at least 20.0% of the voting power of the Company’s Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) (such party a “Major Shareholder”), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company representing more than 50.0% of the number of the Class A Ordinary Shares outstanding (including Class A Ordinary Shares held in the form of ADSs) of the Company; or

(2) any Major Shareholder (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company with such Major Shareholder under Section 13(d) of the Exchange Act) has become the direct or indirect “beneficial owners” of the ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company representing, in the aggregate, more than 66.67% of the voting power of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company;

provided that, as used in this clause (a)(1), the term “beneficial owner” shall have the meaning defined in Rule 13d-3 under the Exchange Act;

(b)	the consummation of (1) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (3) any conveyance, sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (2) in which the holders of all classes of the ordinary share capital of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as their ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (b);

(c)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above);

(d)	the ADSs or the Ordinary Shares (or other Common Equity into which the Notes are then convertible) cease to be listed on both (i) The NASDAQ Global Market (or its successor) and (ii) the Hong Kong Stock Exchange (or its successor), unless the ADSs or Ordinary Shares (or other Common Equity into which the Notes are then convertible) are listed for trading on any other U.S. Exchange or Permitted Exchange, or the ADSs are suspended from trading in The NASDAQ Global Market (or its successor) for thirty (30) consecutive Trading Days; or

(e)	(i) there is any change in or amendment to the laws, regulations and rules of the PRC (including any political subdivision or regulatory authority thereof or therein) or the official interpretation or official application thereof (any such event, a “Change in Law”) that results in (x) the Company, the Company’s Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Trustee, prior to the date that is six months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance herewith;

provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for fractional ADSs) in the transaction or event that would otherwise constitute a Fundamental Change consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on a U.S. Exchange or that will be so listed when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof, and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for any fractional ADSs (subject to settlement in accordance with the provisions of Article 13 (Conversion of Notes)); for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(a)(i) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change).

“Global Note” shall have the meaning specified in Section 2.05(b) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Hong Kong” means Hong Kong Special Administrative Region of the PRC.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“Indenture” means this indenture as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each [_] and [_] of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on [_], 2022.

“Judgment Currency” shall have the meaning specified in Section 17.12 (Judgment Currency).

“Last Reported Sale Price” of the ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Major Shareholder” has the meaning set forth in the definition of “Fundamental Change”.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, if the ADSs are listed for trading on The NASDAQ Global Market or another United States national or regional securities exchange or if the ADSs or Ordinary Shares are listed for trading on another market, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or Ordinary Shares or in any options, contracts or futures contracts relating to the ADSs or Ordinary Shares.

“Maturity Date” means [7 years from the settlement date].

“Maturity Redemption Price” shall have the meaning specified in Section 14.02 (Redemption at Maturity).

“Merger Event” shall have the meaning specified in Section 13.08(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Note Registrar” shall have the meaning specified in Section 2.05(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Officer” means, with respect to the Company, the Executive Chairman, the Directors, the Chief Executive Officer, the Chief Financial Officer or the Secretary (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee) if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 (Compliance Certificate; Statements as to Defaults) shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee) if and to the extent required by the provisions of such Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee).

“Ordinary Shares” means the Class A Ordinary Shares.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04 (Company-Owned Notes Disregarded), mean, as of any particular time, all Notes authenticated and delivered by the Note Registrar under this Indenture, except:

(a)	Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)	Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)	Notes that have been paid pursuant to Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) unless proof satisfactory to the Note Registrar is presented that any such Notes are held by protected purchasers in due course;

(d)	Notes converted pursuant to Article 13 (Conversion of Notes) and required to be cancelled pursuant to Section 2.08 (Cancellation of Notes Paid, Converted, Etc.);

(e)	Notes repurchased by the Company pursuant to Section 2.10 (Repurchases);

(f)	Notes repurchased by the Company pursuant to Section 15.01 (Repurchase at Option of Holders) and Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change); and

(g)	Notes repurchased by the Company pursuant to Article 16 (Redemption Only for Taxation Reasons).

“Paying Agent” shall have the meaning specified in Section 4.02 (Maintenance of Office or Agency).

“Permitted Exchange” means the Hong Kong Stock Exchange or any other reputable international stock exchange (or any of their respective successors).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

“PRC” means the People’s Republic of China (for the purpose of this Indenture only, excluding Hong Kong, the Macao Special Administrative Region and Taiwan).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Office” means the office of the Paying and Conversion Agent at which the business of the Paying and Conversion Agent is principally administered, which at the date of this Indenture is located at One Canada Square, London E14 5AL, United Kingdom, Attn: Corporate Trust Administration – GDS Holdings Limited, facsimile number: +44 1202 689660, and shall also include a reference to The Bank of New York Mellon, Hong Kong Branch, located at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attn: Global Corporate Trust, facsimile number: +852 2295 3283.

“Purchase Agreement” means that certain Purchase Agreement, dated as of February 21, 2022 among the Company and SCC Infrastructure I 2021-A (BVI), L.P., SCC Infrastructure I Holdco A, Ltd., Reco Millienium Pte Ltd and Ceningan Investment Pte Ltd, relating to the issuance and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Conversion Securities (or other applicable security) have the right to receive any cash, securities or other property or in which the Conversion Securities (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 13.08(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the [_] or [_] (whether or not such day is a Business Day) immediately preceding the applicable [_] or [_] Interest Payment Date, respectively.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a) (Additional Amounts).

“Repurchase Date” shall have the meaning specified in Section 15.01(a) (Repurchase at Option of Holders).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a) (Repurchase at Option of Holders).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a) (Repurchase at Option of Holders).

“Repurchase Price” shall have the meaning specified in Section 15.01(a) (Repurchase at Option of Holders).

“Responsible Officer” means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Corporate Trust Office who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, which shall, for the avoidance of doubt, include any variable interest entity whose assets and financial results are consolidated with the assets and financial results of such Person and are recorded on the financial statements of such Person for financial reporting purposes in accordance with applicable accounting standards (each a “VIE”) and any Subsidiary of such VIEs.

“Successor Company” shall have the meaning specified in Section 11.01(a) (Company May Consolidate, Etc. on Certain Terms).

“Tax Redemption” shall have the meaning specified in Section 16.01 (No Redemption Except for Tax Reasons).

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a) (Notice of Tax Redemption).

“Tax Redemption Notice” shall have the meaning specified in Section 16.02(a) (Notice of Tax Redemption).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01 (No Redemption Except for Taxation Reasons), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Tax Redemption Price will be equal to 100% of the principal amount of such Notes) including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Trading Day” means a scheduled trading day on which (i) trading in the ADSs generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs or Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or Ordinary Shares are then traded, and (ii) there is no Market Disruption Event; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day.”

“transfer” shall have the meaning specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Trigger Event” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 13.08(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“U.S. Dollar”, “US$” or “$” means the legal currency of the United States of America.

“U.S. Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“U.S. Person” shall have the meaning as such term is defined under Regulation S.

“Valuation Period” shall have the meaning specified in Section 13.05(c) (Adjustment of Conversion Rate).

Section 1.03        Interpretation.

(a)	Headings used in this Indenture are for ease of reference only and shall be ignored in interpreting this Indenture.

(b)	The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

(c)	References to Sections and Exhibits are references to Sections and Exhibits of or to this Indenture.

(d)	Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

(e)	Whenever the words “include,” “includes” or “including” are used in this Indenture, they are deemed to be followed by the words “without limitation.”

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01        Designation and Amount. The Notes shall be designated as the “0.25% Convertible Senior Notes due 2029” and shall bear interest at the rate of 0.25% per annum. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to US$520,000,000 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary), Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes), Section 2.07 (Temporary Notes), Section 10.04 (Notation on Notes), Section 13.02 (Conversion Procedure; Settlement Upon Conversion) and Section 15.04 (Deposit of Repurchase Price or Fundamental Change Repurchase Price).

Section 2.02        Form of Notes. The Notes and the certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Common Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03        Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest at a fixed rate equal to 0.25% per annum, on the outstanding principal amount of the Notes from the date specified on the face of such Note until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted, exchanged, redeemed, repurchased or otherwise cancelled in accordance with the terms of this Indenture, interest shall cease to accrue on the portion of the principal amount so converted, exchanged, redeemed, repurchased or otherwise cancelled. Accrued interest on the Notes shall be payable on each Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial month, on a pro rata basis based on the number of days actually elapsed over a 30-day month. The principal amount of the Notes may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Holder, except as provided in Article 16 (Redemption only for Taxation Reasons).

(b)               The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Principal Office. The Company shall pay, or cause the Paying Agent to pay, interest (i) on Physical Notes, if any, (A) to Holders holding Physical Notes, if any, having an aggregate principal amount of US$1,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than US$1,000,000, either by check mailed (at the Company’s expense) to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. So long as the Notes are held in global form, all payments in respect of the Global Note will be made to the Holder thereof as of the close of business (of the relevant clearing system) on the Clearing System Business Day before the due date for such payments, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1.

(c)               Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company as provided in Section 2.03(d) (Date and Denomination of Notes; Payments of Interest and Defaulted Amounts) below.

(d)               The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register or, in the case of Global Notes, sent electronically in accordance with the applicable rules and procedures of Euroclear and/or Clearstream, not less than 10 days prior to such special record date, in the form of notice prepared by the Company. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date.

Section 2.04        Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer or Chief Financial Officer. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Note Registrar.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Note Registrar for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Note Registrar in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

The Company Order shall specify the amount of Notes to be authenticated (including the initial amount of the Notes), the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Note Registrar shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Note Registrar shall have the right to decline to authenticate and deliver any Notes under this Indenture (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and an Officers’ Certificate and Opinion of Counsel in accordance with Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee) hereof ; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose to Trustee to personal liability, unless indemnity and/or security and/or pre-funding satisfactory to the Trustee against such liability is provided to the Trustee and Note Registrar.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Note Registrar, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Note Registrar upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Note Registrar, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05        Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 (Maintenance of Office or Agency), the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. [The Bank of New York Mellon SA/NV, Dublin Branch] is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02 (Maintenance of Office or Agency).

Prior to the Distribution Compliance Period Termination Date, upon surrender for registration of transfer of any Physical Notes to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Distribution Compliance Period Termination Date, upon surrender for registration of transfer of any Physical Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 (Repurchase of Notes at Option of Holders).

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of Euroclear and/or Clearstream or any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Common Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the customary rules and procedures of Euroclear and/or Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear and/or Clearstream with respect to their direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)               So long as the Notes are eligible for book-entry settlement with Euroclear and/or Clearstream, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of Euroclear and Clearstream. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Common Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein), and the rules and procedures of Euroclear and/or Clearstream.

(c)               Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Ordinary Shares represented thereby) delivered upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Distribution Compliance Period Termination Date”) that is the later of (1) the date that is 40 days after the date hereof, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Ordinary Shares represented thereby) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND INTO WHICH THEY MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY’’), AND

(2)       AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE COMMON DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note prior to the Distribution Compliance Period Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

The Company shall promptly notify the Trustee upon the occurrence of the Distribution Compliance Period Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the Ordinary Shares represented thereby) issued upon conversion of the Notes has been declared effective under the Securities Act.

Ownership of beneficial interests in the Global Notes (the “book-entry interests”) will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants. Except as set forth in this Section 2.05(c), the book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. So long as the Notes are held in global form, the common depositary for Euroclear and/or Clearstream (or its nominee) will be considered the sole holder of the Global Notes. As such, participants must rely on the rules and procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own book-entry interests in order to transfer their interests in the Notes or to exercise any rights of Holders under this Indenture.

Each Global Note shall be deposited with and registered in name of the nominee of the common depositary for Euroclear and Clearstream (the “Common Depositary”), which shall initially be The Bank of New York Depository (Nominees) Limited.

If (i) the Common Depositary notifies the Company at any time that the Common Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Note Registrar, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Persons exchanging interests in the Global Notes for Physical Notes pursuant to this Section 2.05(c) shall be required to provide to the Note Registrar, through the relevant clearing system, written instructions and other information required by the Company and the Note Registrar to complete, execute and deliver such Physical Notes. Physical Notes delivered in exchange for the Global Notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the relevant clearing system.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Common Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Common Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)               Until the Distribution Compliance Period Termination Date, any stock certificate representing ADSs (including the Ordinary Shares represented thereby) issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the Ordinary Shares represented thereby) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or such ADSs (including the Ordinary Shares represented thereby) have been issued upon conversion the Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE of the issuance of the note converted into these Securities, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE of the issuance of the note converted into these Securities, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY’’), AND

(2)       AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE of the issuance of the note converted into these Securities, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE COMMON DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)               Any Note or ADS delivered upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid, Converted, Etc).

Section 2.06        Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Note Registrar shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Note Registrar may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article 13 (Conversion of Notes) shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of, or convert or authorize the conversion of, the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.07        Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Note Registrar shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Note Registrar upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Note Registrar Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 (Maintenance of Office or Agency) and the Note Registrar shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08        Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and, except in the case of Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cancel such Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09        ISIN and Common Code Numbers. The Company in issuing the Notes may use “ISIN” and “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “ISIN” and “Common Code” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “ISIN” and “Common Code” numbers.

Section 2.10        Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase the Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid, Converted, Etc) and upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid, Converted, Etc) and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04 (Company-Owned Notes Disregarded).

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01        Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d) (Provisions as to Paying Agent)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited cash with the Trustee or delivered ADSs to Holders (solely to satisfy the Company’s Conversion Obligation, if applicable), as applicable, after the Notes have become due and payable, whether on the Maturity Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon Tax Redemption or conversion or otherwise, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company (including, without limitation, sums due to the Trustee with respect to the Notes); and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 (Compensation and Expenses of Trustee) shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01        Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02        Maintenance of Office or Agency. The Company will maintain an office or agency (which will be the Principal Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Principal Office; provided, however, the legal service of process against the Company shall in no circumstances be made at an office of the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company has initially appointed The Bank of New York Mellon, London Branch as the Paying and Conversion Agent and [The Bank of New York Mellon SA/NV, Dublin Branch] as the Registrar and the Transfer Agent as listed in Exhibit C hereof.

Section 4.03        Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09 (Resignation or Removal of Trustee), a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04        Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                 that it will hold all sums held by it as such agent for the payment of the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;

(ii)              that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)            that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall, on or before each due date of the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., London time, on the Business Day immediately preceding the relevant due date. The Paying Agent shall not be bound to make any payment until it has received, in immediately available and cleared funds, an amount which shall be sufficient to pay, as applicable, the aggregate amount of principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when such principal or interest shall become due and payable. The Paying Agent shall not be responsible or liable for any delay in making the payment if it does not receive funds before 10:00 a.m. on the payment date. The Company shall procure that, before 10:00 a.m., London time, on the second Business Day before each payment date, the bank effecting payment for it has confirmed by facsimile to the Paying Agent the payment instructions relating to such payment.

(b)               If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable. Upon an Event of Default under Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.

(c)               Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)               Subject to applicable abandoned property law and the Trustee’s and the Paying Agent’s customary procedures, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including consideration upon conversion, the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid or delivered to the Company.

Section 4.05        Existence. Subject to Article 11 (Consolidation, Merger, Sale, Conveyance and Lease), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

Section 4.06        Limitation on Liens. The Company undertakes that, during the Lock-up Period (as defined in the Purchase Agreement) (and thereafter no such restriction shall apply), it will not, and shall procure that its Subsidiaries will not, create any Security Interest upon the whole or any part of its present or future assets or revenues to secure any Relevant Indebtedness (or any guarantee or indemnity in respect thereof) unless, (a) at the same time or prior thereto, the Company’s obligations under the Notes are secured equally and rateably by the same Security Interest or, by such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Holders or as shall be approved by the Holders or (b) such Security Interest is a Permitted Security Interest.

In this Section 4.06 (Limitation on Liens):

(i)	“Permitted Security Interest” means:

(A)	any Security Interest over any assets or property in connection with any indebtedness incurred under any non-recourse financing arrangements provided that such financing and security arrangements have been entered into in accordance with customary market practice; and

(B)	any Security Interest arising as a result of any mandatory operation of law;

(ii)	“Security Interest” means any mortgage, charge, pledge, lien, assignment by way of security or any other security interest; and

(iii)	“Relevant Indebtedness” means any future or present indebtedness incurred outside the PRC in the form of or represented by any debentures, loan stock, bonds, notes or other similar securities which are convertible or exchangeable into Capital Stock of the Company which are, or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or any other securities market (whether or not initially distributed by way of private placement). For the avoidance of doubt, Relevant Indebtedness shall not include indebtedness under any secured transferable loan facility (which term shall for these purposes mean any agreement for or in respect of indebtedness for borrowed money entered into with one or more banks and/or financial institutions whereunder rights and (if any) obligations may be assigned and/or transferred) or any indebtedness with a maturity date of 364 days or less.

Section 4.07        Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, including any additional interest and payments of cash and/or deliveries of Conversion Securities or any other consideration due on a conversion of a Note (together with payment of cash in lieu of any fractional Conversion Securities or other consideration) upon conversion of the Notes, shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (the “Applicable Taxes”), unless such withholding, deduction or reduction is required by law or by other regulation or governmental policy having the force of law (including an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority) (“Applicable Tax Law”). In the event that any such withholding or deduction is required by or within (x) the Cayman Islands or the PRC (or, in each case, any political subdivision or taxing authority thereof or therein), (y) any jurisdiction in which the Company or any successor are, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or (z) any jurisdiction from or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each of (x), (y) and (z), as applicable, a “Relevant Taxing Jurisdiction”), the Company shall pay or deliver to the Holder of each Note such additional amounts of cash, Conversion Securities or other consideration, as applicable (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(i)                 for or on account of:

(A)               any Applicable Taxes that would not have been imposed but for:

(1)                the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving Conversion Securities (together with payment of cash for any fractional Conversion Securities) or other consideration upon conversion of such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)                the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, and interest, including any additional interest on, such Note or the delivery of Conversion Securities (together with payment of cash in lieu of any fractional Conversion Securities) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner of such Note would have been entitled to Additional Amounts had such Note been presented for payment on the last day of such 30-day period); or

(3)                the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, in each case, to the extent such Holder or beneficial owner is legally entitled to, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; provided that, in the case of Applicable Taxes that are value-added taxes or other local levies imposed by the PRC, the provision of any certification, information, documents or other evidence described in this clause (i)(A)(3) would not be materially more onerous, in form, in procedure, or in the substance of information disclosed, to a holder or a beneficial owner than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E and W-9, or any successor forms), and reasonable procedure for the collection of such documentation has been implemented and is in effect at the time that such written request is received;

(B)               any estate, inheritance, gift, sale, personal property or similar Applicable Taxes;

(C)               any Applicable Taxes that are payable otherwise than by withholding, deduction from payments under or with respect to the Notes;

(D)               any Applicable Taxes required to be withheld or deducted under Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor versions of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)                any combination of Applicable Taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)              with respect to any payment of the principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, and interest on, such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

In addition to the foregoing, the Company will also pay and indemnify the Holder of the Notes and the beneficial owner for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to therein, or the receipt of payments with respect thereto (including the receipt of Conversion Securities (together with payment of cash for any fractional Conversion Securities) or other consideration due upon conversion). Any such payments and indemnities shall be treated as Additional Amounts payable pursuant to Applicable Tax Law for purposes of Article 16 (Redemption Only for Taxation Reasons) hereof.

If the Company becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company will deliver to the Trustee and the Paying Agent (if other than the Trustee) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and the Paying Agent promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Conversion Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, the Company will provide to the Trustee an official receipt or, if official receipts are not reasonably obtainable, such other documentation that provides reasonable evidence of the payment of any Applicable Taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders.

(b)               Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of Conversion Securities (together with payments of cash for any fractional Conversion Securities) or other consideration upon conversion of the Notes or the payment of principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), any premium or interest including any additional interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include any payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(c)               The foregoing obligations shall survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or a beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any Successor Company is then, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment under or with respect to the Notes is made or deemed made by or on behalf of such Successor Company (or any political subdivision or taxing authority thereof or therein).

(d)               Notwithstanding anything to the contrary herein, the Company, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.

Section 4.08        Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09        Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and whether the Company has fulfilled its obligations hereunder, and whether the signers thereof have knowledge of any Default by the Company that occurred during the previous year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice at the Corporate Trust Office from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred.

Section 4.10        Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01        Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each [_] and [_] but in any event at least three Business Days before [_] and [_] in each year beginning with [_], and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02        Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 (List of Holders) or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 (List of Holders) upon receipt of a new list so furnished.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01        Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)               failure by the Company to pay any installment of interest or Additional Amounts, if any, on any of the Notes, when due and payable, which failure continues for 30 days after the date when due;

(b)               failure by the Company to pay when due the principal, the Tax Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note, in each case, when the same becomes due and payable;

(c)               failure by the Company to deliver when due the consideration (including any Conversion Securities and/or Reference Property, as the case may be) deliverable upon conversion of any Notes and such failure continues for a period of four Business Days;

(d)               failure by the Company to issue a Tax Redemption Notice in accordance with Section 16.02 (Notice of Tax Redemption), the Company Notice pursuant to Section 15.01(a) (Repurchase at Option of Holders), a Fundamental Change Company Notice in accordance with Section 15.02(b) (Repurchase at Option of Holders Upon a Fundamental Change) or notice of a Make-Whole Fundamental Change or a Tax Redemption in accordance with Section 13.04(a) (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption), in each case, when due, and such failure continues for a period of five Business Days;

(e)               failure by the Company to comply with its obligations under Article 11 (Consolidation, Merger, Sale, Conveyance and Lease);

(f)                failure by the Company for 60 days after receipt of a written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding to perform or observe (or obtain a waiver with respect to) any of its terms, covenants or agreements contained in the Notes or this Indenture not otherwise provided for in this Section 6.01 (Events of Default);

(g)               default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$40 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in the aggregate principal amount of the Notes then outstanding, in accordance with this Indenture;

(h)               a final judgment for the payment of US$40 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, bonded, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                 the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding or procedure (including, without limitation, the passing of a resolution for its voluntary liquidation) seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                 an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property.

Section 6.02        Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded), by notice in writing to the Company may, and the Trustee at the request of such Holders shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, all agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that, if at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes plus 1.00%) and amounts due to the Trustee pursuant to Section 7.06 (Compensation and Expenses of Trustee), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all payments to the Trustee have been made, and (3) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to pay the Tax Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note or (iii) a failure to deliver the consideration (including any Conversion Securities and/or Reference Property, as the case may be) due upon conversion of the Notes.

Section 6.03        [Reserved].

Section 6.04        Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 (Event of Default) shall have occurred, the Company shall, upon demand of the Trustee or at the request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded) and subject to indemnity and/or security and/or pre-funding satisfactory to the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus 1.00%, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee). If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04 (Payments of Notes on Default; Suit Therefor), shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee); and any receiver, assignee or Trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee), incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name or as a trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders) or any rescission and annulment pursuant to Section 6.02 (Acceleration; Rescission and Annulment) or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05        Application of Monies or Property Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 (Defaults and Remedies) or otherwise after an Event of Default has occurred and is continuing with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee, including its agents and counsel, under Section 7.06 (Compensation and Expenses of Trustee) and any payments due to the Paying Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time plus 1.00%, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Repurchase Price, Tax Redemption Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus 1.00%, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Repurchase Price, Tax Redemption Price or Fundamental Change Repurchase Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct.

Section 6.06        Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Repurchase Price, Tax Redemption Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)               such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)               Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)               such Holders shall have offered to the Trustee such security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity and/or pre-funding, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)               no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders),

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06 (Proceedings by Holders), each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07        Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08        Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 6.06 (Proceedings by Holders), all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06 (Proceedings by Holders), every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09        Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, or if it is not provided with security and/or indemnity and/or pre-funding to its satisfaction. Prior to taking any action under this Indenture, the Trustee will be entitled to security and/or indemnification and/or pre-funding satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Repurchase Price, Tax Redemption Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02 (Acceleration; Rescission and Annulment), (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 (Supplemental Indenture) cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10        Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee is notified in writing, the Trustee shall, within 90 days after a Responsible Officer of the Trustee has obtained such knowledge of the occurrence and continuance of such Default or Event of Default, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or Event of Default unless a Responsible Officer has received written notice at the Corporate Trust Office from the Company or a Holder. Except in the case of a Default in the payment of the principal of (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11        Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded), or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13 (Conversion of Notes).

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01        Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived, of which a Responsible Officer of the Trustee has received actual written notice pursuant to Section 7.02(j) (Reliance on Documents, Opinions, Etc) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct as proven in a final decision in a court of competent jurisdiction, except that:

(a)               prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                 the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)              in the absence of gross negligence and willful misconduct on the part of the Trustee as proven in a final decision in a court of competent jurisdiction, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a final decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)               whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section and Section 7.02 (Reliance on Documents, Opinions, Etc.);

(e)               the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)               in the event that the Trustee is also acting as Note Registrar, Paying Agent or Conversion Agent, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Note Registrar, Paying Agent or Conversion Agent;

(h)               the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;

(i)                 the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 25% of the aggregate principal amount of outstanding Notes determined subject to Section 8.04 (Company-Owned Notes Disregarded) and is provided with security and/or indemnity and/or pre-funding satisfactory to it; and

(j)                 the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02              Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01 (Duties and Responsibilities of Trustee):

(a)               the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary of the Company;

(c)               the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for the supervision, or for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f)                the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)               under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent nor the Note Registrar shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar;

(h)               the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;

(i)                 the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j)                 the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Event of Default described in Section 6.01(a), Section 6.01(b) or Section 6.01(c) or (ii) any Event of Default of which a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notification thereof from the Company or a Holder, and such notice references the Notes of this Indenture;

(k)               the Trustee may request that the Company deliver Officers’ Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificates may be signed by any Person authorized to sign an Officers’ Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l)                 the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(m)             the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction, in accordance with Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Company-Owned Notes Disregarded) as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(n)               the Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness; and

(o)               neither the Trustee nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by Euroclear and/or Clearstream.

Section 7.03            No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Note Registrar’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Note Registrar in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04            Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05            Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder.

Section 7.06            Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company (which sum shall be paid free and clear of deduction and withholding on account of taxation, set off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as proven in a final decision in a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its officers, directors, agents and employees) in any capacity under this Indenture (including, without limitation, as Note Registrar, Conversion Agent and Paying Agent) and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim, damage, liability or expense (whether arising from third party claims or claims by or against the Company) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be as proven in a final decision in a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or enforcing this indemnity. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05 (Application of Monies or Property Collected by Trustee), funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06 is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of the Notes, the termination of this Indenture and the resignation or removal or the Trustee. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee. Subject to Section 7.02(e) (Reliance on Documents, Opinions, Etc), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07            Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01 (Duties and Responsibilities of Trustee), whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08            Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09              Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by sending notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders, at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11 (Undertaking to Pay Costs), on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)               In case at any time any of the following shall occur:

(i)                 the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 (Eligibility of Trustee) and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)              the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11 (Undertaking to Pay Costs), any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)               The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined subject to Section 8.04 (Company-Owned Notes Disregarded), may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) (Resignation or Removal of Trustee) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)               Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 (Resignation or Removal of Trustee) shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10 (Acceptance by Successor).

Section 7.10            Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 (Resignation or Removal of Trustee) shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06 (Compensation and Expenses of Trustee), execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06 (Compensation and Expenses of Trustee).

No successor trustee shall accept appointment as provided in this Section 7.10 (Acceptance by Successor Trustee) unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08 (Eligibility of Trustee).

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10 (Acceptance by Successor Trustee), each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.

Section 7.11            Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08 (Eligibility of Trustee).

Section 7.12            Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01            Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9 (Holders’ Meetings), or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02            Proof of Execution by Holders. Subject to the provisions of Section 7.01 (Duties and Responsibilities of Trustee), Section 7.02 (Reliance on Documents, Opinions, Etc.) and Section 9.05 (Regulations), proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06 (Voting).

Section 8.03             Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03 (Date and Denomination of Notes; Payments of Interest and Defaulted Amounts)) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Common Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04            Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary or by any Affiliate of the Company or any Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notwithstanding the foregoing, Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 (Company-Owned Notes Disregarded) if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or an Affiliate of the Company or a Subsidiary. Within five days of acquisition of the Notes by any of the above described Persons or at the request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 (Duties and Responsibilities of Trustee), the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05            Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01 (Action by Holders), of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02 (Proof of Execution by Holders), revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01            Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)               to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6 (Defaults and Remedies);

(b)               to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 (Concerning the Trustee);

(c)               to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02 (Supplemental Indentures with Consent of Holders); or

(d)               to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02             Call of Meetings by Trustee. The Trustee may (in its sole discretion and without obligation) at any time call a meeting of Holders to take any action specified in Section 9.01 (Purpose of Meetings), to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 (Action by Holders), shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03             Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01 (Purpose of Meetings), by sending notice thereof as provided in Section 9.02 (Call of Meetings).

Section 9.04             Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05             Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03 (Call of Meetings by Company or Holders), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 (Company-Owned Notes Disregarded), at any meeting of Holders each Holder or proxy-holder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 (Call of Meetings by Trustee) or Section 9.03(Call of Meetings by Company or Holders) may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06             Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02 (Call of Meetings by Trustee). The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07             No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01          Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)               to cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture or the Notes in a manner that does not adversely affect the rights of any Holder;

(b)               to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11 (Consolidation, Merger, Sale, Conveyance and Lease);

(c)               to add guarantees with respect to the Notes;

(d)               to otherwise secure the Notes;

(e)               to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)                upon the occurrence of any transaction or event described in Section 13.08(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), to

(i)                 provide that the Notes are convertible into Reference Property, subject to Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), and

(ii)              effect the related changes to the terms of the Notes described under Section 13.08(a), in each case, in accordance with Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares);

(g)               to evidence and provide for the assumption by a successor trustee of the obligations of the Trustee under this Indenture pursuant to Article 7 (Concerning the Trustee);

(h)               to effect any change to this Indenture in a manner necessary to comply with the procedures of Euroclear or Clearstream; or

(i)                 to make any other changes to this Indenture that do not adversely affect the interests of any Holder.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02 (Supplemental Indentures with Consent of Holders).

Section 10.02         Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8 (Concerning the Holders)) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 (Concerning the Holders) and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)               change the percentage in aggregate principal amount of then outstanding Notes whose Holders must consent to a modification or amendment or to waive any past Default or Event of Default;

(b)               alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest on any Note;

(c)               reduce the principal amount with respect to any of the Notes or change the Maturity Date of any Note;

(d)               make any change that adversely affects the conversion rights of any Notes, including by modifying any of the notice provisions;

(e)               reduce the Tax Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                make any Note payable in a currency or securities other than that stated in the Notes;

(g)               change the ranking of the Notes;

(h)               impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor (including the Tax Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note or with respect to the conversion of any Note; or

(i)                 change the Company’s obligation to pay Additional Amounts on any Note;

(j)                 make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 (Acceleration; Rescission and Annulment) or Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders) or change the percentage in aggregate principal amount of outstanding Notes necessary to amend this Indenture under this Article 10 or in the waiver provisions in Section 6.02 (Acceleration; Rescission and Annulment) or Section 6.09 (Direction of Proceedings and Waiver of Defaults by Majority of Holders).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05 (Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee), the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and Opinion of Counsel as contemplated by Section 10.05 or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 (Supplemental Indentures Without Consent of Holders) or this Section 10.02, the Company shall send or cause to be sent to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04          Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Note Registrar upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05          Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee), the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is not contrary to law and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01          Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02 (Successor Corporation to Be Substituted), the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to another Person other than to one or more of the wholly-owned Subsidiaries of the Company, unless:

(a)               the resulting, surviving or transferee Person or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”), if not the Company, shall be a corporation, company, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong, and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07 (Additional Amounts));

(b)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;

(c)               the Company shall have undertaken commercially reasonable efforts to restructure the Notes so that, after any such transaction is given effect, any conversion of the Notes will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof; and

(d)               if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Indenture into securities issued by an issuer other than the Successor Company, and (y) the Successor Company is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under this Indenture and the Notes.

For purposes of this Section 11.01 (Company May Consolidate, Etc. on Certain Terms), the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02         Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Note Registrar shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Note Registrar for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11(Consolidation, Merger, Sale, Conveyance and Lease) the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11 (Consolidation, Merger, Sale, Conveyance and Lease)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03         Opinion of Counsel to Be Given to Trustee. If the Company is not the Successor Company, no consolidation, merger, sale, conveyance, transfer, lease or other disposition shall be effective unless the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligation of the Successor Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13
CONVERSION OF NOTES

Section 13.01           Conversion Privilege. Subject to and upon compliance with the provisions of this Article 13 (Conversion of Notes), each Holder shall have the right, at such Holder’s option, to convert all or any portion of the Notes held by it (if the portion to be converted is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) at any time during the Conversion Period at the Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 13.02 (Conversion Procedure; Settlement Upon Conversion), the “Conversion Obligation”). The right of a Holder to convert the Notes in accordance with the settlement provisions of Section 13.02 (Conversion Procedure; Settlement Upon Conversion) is called the “Conversion Right.”

The conversion price shall be US$50 (the “Conversion Price”) per ADS, representing an initial conversion rate of 20 ADSs (subject to the adjustments as provided in this Article 13 (Conversion of Notes), the “Conversion Rate”) per US$1,000 principal amount of the Notes.

Subject to and upon compliance with the provisions of this Article 13 (Conversion of Notes), the Conversion Right attaching to any Notes may be exercised, at the option of the Holder thereof, at any time prior to the close of business of the third Scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares in lieu of any ADSs under Section 13.02(j)(Conversion Procedure; Settlement Upon Conversion)) immediately preceding the Maturity Date (the “Conversion Period”).

Section 13.02           Conversion Procedure; Settlement Upon Conversion.

(a)               Subject to this Section 13.02, Section 13.03 (Increased Conversion Rate Applicable to Certain Notes delivered in connection with Make-Whole Fundamental Change and Tax Redemption) and Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall cause to be delivered to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, a number of ADSs equal to the Conversion Rate (or Ordinary Shares, if the converting Holder elects to receive Ordinary Shares in lieu of any ADSs under Section 13.02(j)(Conversion Procedure; Settlement Upon Conversion)), together with a cash payment, if applicable, in lieu of any fractional Conversion Securities in accordance with Section 13.02(k) (Conversion Procedure; Settlement Upon Conversion), on the third Business Day (or the fifth Business Day, if the converting Holder elects to receive Ordinary Shares in lieu of any ADSs under Section 13.02(j)(Conversion Procedure; Settlement Upon Conversion)), immediately following the relevant Conversion Date.

(b)               Before any Holder shall be entitled to convert a Note as set forth above, such Holder shall:

(i)                 in the case of a Global Note, (1) comply with the rules and procedures of Euroclear and/or Clearstream and ADS Depositary in effect at that time to convert such Note (for the avoidance of doubt, including, in the case of a Restricted Security, delivering the notice included as Attachment 7 to the Form of Note attached hereto as Exhibit A), (2) manually sign and deliver a duly completed notice to the Conversion Agent as set forth in the Form of Conversion Notice (or a facsimile thereof) (a “Conversion Notice”) and, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) (Conversion Procedure; Settlement Upon Conversion)), and

(ii)              in the case of a Physical Note (1) complete, manually sign and deliver a duly completed Conversion Notice, including, if applicable, such Holder’s election to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion and, if it elects to receive the Ordinary Shares through CCASS after the restrictive legend on the Note has been removed, to be delivered to the designated Hong Kong stock account of such Holder in CCASS; (2) manually sign the Conversion Notice on the back of the Note; (3) deliver the duly completed Conversion Notice, which is irrevocable, to the Conversion Agent and the Company; (4) if required, furnish appropriate endorsements and transfer documents; (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and (6) if required, pay any applicable transfer or similar taxes as described immediately below.

The Company will pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the ADSs upon conversion of the Notes (or the issuance of the Ordinary Shares underlying, or in lieu of, such ADSs), unless the tax is due because the Holder requests such ADSs (or the Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. The Company will also pay: (i) the ADS Depositary’s fees for issuance of the ADSs, (ii) all other expenses arising from the issue and listing of Ordinary Shares to be delivered in lieu of ADSs upon conversion and all the charges of the Hong Kong share registrar in connection with this Indenture.

No Conversion Notice with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, in accordance with Section 15.01 (Repurchase at Option of Holders) or 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice), as the case may be. Any Conversion Notice shall be deposited in duplicate at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 3:00 p.m. at the location of the Conversion Agent to which such Conversion Notice is delivered. Any Conversion Notice and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 3:00 p.m. on the next Business Day.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)               A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any ADSs are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through The Depository Trust Company for the full number of whole ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)               In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and instruct the Note Registrar who shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)               [Reserved].

(f)                Except as provided in Section 13.05 (Adjustment of Conversion Rate), no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article 13 (Conversion of Notes).

(g)               Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)               Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but before the open of business on the Interest Payment Date corresponding to such Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount of funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has delivered a Tax Redemption Notice pursuant to Article 16 (Redemption only for Taxation Reasons) and has specified therein a Tax Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. For the avoidance of doubt, Holders on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Tax Redemption Date, in each case, will receive the full interest payment due on such Notes on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether such Notes have been converted following such Regular Record Date.

(i)                 The Person in whose name any Conversion Securities shall be issuable upon conversion shall be treated as a holder of record of such Conversion Securities as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)                 A converting Holder may elect to receive Ordinary Shares in the Company’s register of members (in the case of Ordinary Shares registered in the Cayman Islands) or Ordinary Shares in the Company’s Hong Kong branch share register of members (in the case of Ordinary Shares registered in Hong Kong) in lieu of any ADSs deliverable upon conversion by specifying in the relevant Conversion Notice such election; provided that such election shall apply to all (but not part) of the Conversion Securities deliverable upon conversion. If a converting Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company will register in the Cayman share register or Hong Kong branch share register, as the case may be, the person or persons designated in the Conversion Notice as holder(s) of such number of Ordinary Shares equal to (i) the number of ADSs deliverable upon conversion under Section 13.01 (Conversion Privilege) and Section 13.02(a) (Conversion Procedure; Settlement Upon Conversion) (without taking into account any fractional ADS) multiplied by (ii) the number of Ordinary Shares then represented by one ADS as of the Conversion Date. If a converting Holder has requested in the Conversion Notice, to the extent permitted under applicable law and the rules and procedures of CCASS (in the case of Ordinary Shares registered in the Hong Kong branch register of members), the Company will take all necessary action to enable the Ordinary Shares registered in the Hong Kong branch register of members to be delivered to the designated Hong Kong stock account in CCASS of such converting Holder for so long as the Ordinary Shares are listed on the Hong Kong Stock Exchange; provided that, if a converting Holder elects to receive Ordinary Shares outside of CCASS or if the restrictive legend on the Notes has not been removed prior to conversion, the Company will make a share certificate or certificates representing such number of Ordinary Shares available for collection at the office of the Hong Kong share registrar or, if so requested in the relevant Conversion Notice, cause the Hong Kong share registrar to mail (at the risk, and, if sent at the converting Holder’s request otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice.

(k)               Regardless of whether a Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company will not issue any fractional Conversion Securities upon conversion of the Notes and will instead pay cash in lieu of delivering any fractional Conversion Securities issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

(l)                 Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and the person in whose name the ADSs (or Ordinary Shares in lieu thereof) shall be deliverable upon such conversion will be entitled to participate in any distribution or other transaction relating to the ADSs (or Ordinary Shares) as though such person were the holder of record of such ADSs (or Ordinary Shares) as of the close of business on the Conversion Date.

Section 13.03    Forced Conversion.

(a)               If (1) the Daily VWAP per ADS (or, if the ADSs are no longer traded on The NASDAQ Global Market, of the Ordinary Shares) exceeds one hundred and fifty percent (150%) of the Conversion Price (the “Agreed Threshold”) on any twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period beginning on or after the fifth (5th) anniversary of the date of this Indenture (such thirty (30) consecutive Trading Day period being the “Forced Conversion Qualification Period”), (2) the Daily VWAP per ADS (or, if the ADSs are no longer traded on The NASDAQ Global Market, of the Ordinary Shares) for each of the last five (5) consecutive Trading Days during the Forced Conversion Qualification Period is not lower than the Agreed Threshold and (3) the aggregate average daily dollar trading volume (as reported on Bloomberg) of (x) the ADSs on The NASDAQ Global Market and (y) the Ordinary Shares on the Hong Kong Stock Exchange during such Forced Conversion Qualification Period is, in the aggregate of (x) and (y) (any amount not expressed in U.S. Dollars shall be converted into U.S. Dollars by using the average of the applicable exchange rate reported on Bloomberg FX Fixings page (or, if such page is not available, its equivalent successor page) at 5:00 pm New York time on each Trading Day during such Forced Conversion Qualification Period), at least US$70.0 million, then, the Company shall have the right (but not the obligation), by providing written notice (which notice shall be irrevocable and shall not be subject to conditions) within ten (10) Business Days following the Forced Conversion Qualification Period to all Holders of Notes, to force the conversion of all (and not some only) of the outstanding principal amount of the Notes held by such Holders on the Conversion Date (subject to the immediately following sentence) into Conversion Securities at the then applicable Conversion Rate (the “Forced Conversion Notice” and, the conversion of Notes pursuant to this Section 13.03(a), the “Forced Conversion”). The Conversion Date with respect to any such Forced Conversion will be a date specified by the Company in the Forced Conversion Notice to the Holders, which shall be a Business Day that is no less than 10 Business Days and no more than 30 Business Days after the date of the Forced Conversion Notice (the “Forced Conversion Date”). Notwithstanding anything to the contrary contained in this Indenture, no “Make-Whole Amount” shall be payable by the Company to any Holder upon a Forced Conversion.

(b)               A Forced Conversion will have the same effect as a conversion of the applicable outstanding principal amount of the Notes effected at the Holder’s election pursuant to Article 13 (Conversion of Notes) with a Conversion Date occurring on the Forced Conversion Date. No Holders will be required to deliver a Conversion Notice, provided any Holder may notify the Company, the ADS Depositary and the Conversion Agent in writing substantially in the form of Attachment 5 to the Form of Note attached hereto as Exhibit A no later than five (5) Business Days before the Conversion Date specified in the Forced Conversion Notice of its election to receive Ordinary Shares in lieu of any ADSs deliverable upon such Forced Conversion.

Section 13.04    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption. (a) If (i) a Make-Whole Fundamental Change occurs prior to, and including, the third Scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares in lieu of any ADSs under Section 13.02(j)(Conversion Procedure; Settlement Upon Conversion)) prior to the Maturity Date or (ii) the Company delivers a Tax Redemption Notice and, in each case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or such Tax Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Tax Redemption if the relevant Conversion Notice is received by the Conversion Agent from, and including, the date the Company delivers a Tax Redemption Notice to, and including, the second Business Day immediately prior to the related Tax Redemption Date. The Company shall provide written notification to Holders, the Trustee and the Conversion Agent of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b)               Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Tax Redemption, the Company shall cause to be delivered ADSs, including the Additional ADSs, in accordance with Section 13.02 (Conversion Procedure; Settlement Upon Conversion); provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation will be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price.

(c)               The number of Additional ADSs, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on (i) the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Tax Redemption, the date on which the Company delivers a Tax Redemption Notice (in each case, the “Effective Date”) and (ii) the price paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change or, in the case of a Tax Redemption, the average of the Last Reported Sale Prices of the ADSs over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the date the Company delivers such Tax Redemption Notice (in each case, the “ADS Price”). If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price will be the cash amount paid per ADS. Otherwise, the ADS Price will be the average of the Last Reported Sale Prices of the ADSs over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)               The ADS Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.05 (Adjustment of Conversion Rate).

(e)               The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 13.04 (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption) for each ADS Price and Effective Date set forth below:

Additional ADSs per $1,000 Note	ADS Price
Effective Date	$41.67	$45.00	$50.00	$60.00	$80.00	$100.00	$125.00	$150.00
1-Mar-2022	3.9981	3.3209	2.5394	1.5287	0.5859	0.2191	0.0478	0.0016
1-Mar-2023	3.9981	3.3209	2.5394	1.5287	0.5631	0.1998	0.0390	0.0005
1-Mar-2024	3.9981	3.3209	2.5394	1.5287	0.5351	0.1772	0.0291	0.0000
1-Mar-2025	3.9981	3.3209	2.5394	1.4973	0.4718	0.1394	0.0161	0.0000
1-Mar-2026	3.9981	3.3209	2.5394	1.3330	0.3674	0.0899	0.0041	0.0000
1-Mar-2027	3.9981	3.2009	2.2036	1.0557	0.2391	0.0399	0.0000	0.0000
1-Mar-2028	3.9981	2.9727	1.8312	0.6835	0.0888	0.0031	0.0000	0.0000
1-Mar-2029	3.9981	2.2238	0.0016	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                 if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)              if the ADS Price is greater than US$150.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 13.04(d) (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption)), no Additional ADSs shall be added to the Conversion Rate; and

(iii)            if the ADS Price is less than US$41.67 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 13.04(d) (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption)), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 3.9981 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.05 (Adjustment of Conversion Rate).

(f)                Nothing in this Section 13.04 (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption) shall prevent an adjustment to the Conversion Rate pursuant to Section 13.05 (Adjustment of Conversion Rate).

Section 13.05    Adjustment of Conversion Rate. If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 13.05, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions set out in this Section 13.05 (Adjustment of Conversion Rate), if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding any Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate set out in this Section 13.05 (Adjustment of Conversion Rate) shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 13.05(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares) or Section 13.05(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event set out in this Section 13.05 (Adjustment of Conversion Rate) results in a change to the number of Ordinary Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events set out in Sections 13.05(a) to 13.05(e) occurs, except that the Company shall not make any adjustments to the Conversion Rate if all Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions set out in this Section 13.05 (Adjustment of Conversion Rate), without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate then in effect, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of the calculation of any adjustment to the Conversion Rate. Notice of any adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, the Trustee, the Paying Agent and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

The Conversion Rate will be subject to adjustment in the following events:

(a)               If the Company exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x OS1

                    OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Ordinary Shares, as applicable.

Any adjustment made under this Section 13.05(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.

If any dividend or distribution set forth in this Section 13.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)               If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x OSo+X

                       OSo+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 13.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 13.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) or to subscribe for or purchase the ADSs at a price per ADS less than such average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)               If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 13.05(a) or Section 13.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.05(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 13.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x       SP0

                       SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 13.05(c) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each US$1,000 principal amount of the Notes, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs) receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) based on the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 13.05(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when such dividend or other distribution is complete, will be, listed or admitted for trading on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (including the Hong Kong Stock Exchange) (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: where,

CR1 = CR0 x FMV0 + MP0

                  MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the close of business on the Record Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 13.05(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and excluding, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 13.05(c) (and subject in all respects to Section 13.12 (Shareholder Rights Plans)), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 13.05(c) (and no adjustment to the Conversion Rate under this Section 13.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.05(a), Section 13.05(b) and this Section 13.05(c), any dividend or distribution to which this Section 13.05(c) is applicable that also includes one or both of:

(A)               a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 13.05(a) is applicable (the “Clause A Distribution”); or

(B)               a dividend or distribution of rights, options or warrants to which Section 13.05(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.05(a) and Section 13.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 13.05(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 13.05(b).

(d)               If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x SP0

                   SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 13.05(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each US$1,000 principal amount of the Notes, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs), the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) based on the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)               If the Company or any of its Subsidiaries or consolidated affiliated entities makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in relation to Ordinary Shares, the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x AC + (SP1 x OS1)

                OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares (directly or in the form of ADSs, as the case may be) purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 13.05(e) shall occur with effect as of the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of the close of business on the Expiration Date; provided that if the Conversion Date occurs within the 10 consecutive Trading Days immediately following, and including, the Trading Day immediately following the Expiration Date, any reference in this Section 13.05(e) with respect to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate. No adjustment to the Conversion Rate under this Section 13.05(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)            Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares, Class B Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares, Class B Ordinary Shares or ADSs or the right to purchase Ordinary Shares, Class B Ordinary Shares or ADSs or such convertible or exchangeable securities.

(g)         In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.05, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market and any other securities exchange on which any of the Company’s securities are then listed (including the Hong Kong Stock Exchange), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(h)         Notwithstanding anything to the contrary in this Article 13 (Conversion of Notes), the Conversion Rate shall not be adjusted:

(i)                 upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares, Class B Ordinary Shares or ADSs under any plan;

(ii)              upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or consolidated affiliated entities;

(iii)            upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)             solely for a change in the par value of the Ordinary Shares or Class B Ordinary Shares; or

(v)               for accrued and unpaid interest, if any.

(i)            All calculations and other determinations under this Article 13 (Conversion of Notes) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(j)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate before and after such adjustment and the date on which each adjustment becomes effective, and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register (or in the case of Global Notes, electronically in accordance with the applicable rules and procedures of Euroclear and/or Clearstream) with a copy to the Trustee and Conversion Agent (if other than the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           For purposes of this Section 13.05, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(l)            For purposes of this Section 13.05, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 13.06    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the ADS Price for purposes of a Make-Whole Fundamental Change or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 13.05, or any event requiring an adjustment to the Conversion Rate pursuant to Section 13.05 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices or ADS Prices are to be calculated.

Section 13.07    Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of authorized, validly-issued and fully paid Ordinary Shares that corresponds to the number of Conversion Securities due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Conversion Securities, all such Notes would be converted by a single Holder).

Section 13.08    Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)           In the case of:

(i)                 any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in par value),

(ii)              any consolidation, merger, combination, amalgamation, scheme of arrangement or scheme of reconstruction or similar transaction involving the Company,

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Company Group substantially as an entirety or

(iv)             any statutory share exchange,

in each case, as a result of which the Conversion Securities would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) (Supplemental Indentures Without Consent of Holders) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of the Notes shall be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that (x) at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 13.02 (Conversion Procedure; Settlement Upon Conversion) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event; (y) any amount payable in cash upon conversion of the Notes as set forth in this Indenture will continue to be payable in cash, and (z) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (A) the weighted average of the types and amounts of consideration received by the holders of ADSs or Ordinary Shares that affirmatively make such an election or (B) if no holders of ADSs or Ordinary Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of the ADSs or Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) or clause (ii), as the case may be, attributable to one ADS. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 13 (Conversion of Notes) (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of Capital Stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such provisions to protect the interests of the Holders of the Notes, including the repurchase rights of Holders pursuant to Article 15 (Repurchase of Notes at Option of Holders) and the redemption right of Holders pursuant to Article 16 (Redemption only for Taxation Reasons), as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)               In the event a supplemental indenture is executed pursuant to subsection (a) of this Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)               The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares). None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into Conversion Securities as set forth in Section 13.01 (Conversion Privilege) and Section 13.02 (Conversion Procedure; Settlement Upon Conversion) prior to the effective date of such Merger Event.

(d)               The above provisions of this Section 13.01 (Conversion Privilege) shall similarly apply to successive Merger Events.

Section 13.09    Certain Covenants. (a) The Company covenants that all Conversion Securities delivered upon conversion of Notes (and in the case of ADSs, all Ordinary Shares represented by such ADSs) will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)               The Company further covenants that if at any time the Ordinary Shares (directly or in the form of ADSs) shall be listed on any U.S. Exchange or Permitted Exchange, the Company will list and keep listed on any such exchange or automated quotation system, so long as the Ordinary Shares (directly or in the form of ADSs) shall be so listed on any such exchange or automated quotation system, any Conversion Securities deliverable upon conversion of the Notes.

(c)               The Company covenants to take all actions and obtain all approvals and registrations as are necessary or appropriate with respect to the conversion of the Notes into Conversion Securities, in each case, in accordance with the terms of this Indenture.

(d)               Subject to Section 13.13 (Amendment Upon Unavailability of ADS Facility), if applicable, the Company further covenants to provide Holders with a reasonably detailed written description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request by the ADS Depositary or the ADS Custodian.

Section 13.10    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 (Duties and Responsibilities of Trustee), may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.11    Notice to Holders Prior to Certain Actions. In case of any:

(a)               action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.05 (Adjustment of Conversion Rate) or Section 13.11 (Notice to Holders Prior to Certain Actions);

(b)               Merger Event; or

(c)               voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 13.12    Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each of the Conversion Securities delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights under the shareholder rights plan, if any, and the global securities representing the Conversion Securities delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) Distributed Property as provided in Section 13.05(c) (Adjustment of Conversion Rate), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.13    Amendment Upon Unavailability of ADS Facility. If the Ordinary Shares cease to be represented by American depositary shares issued under a depositary receipt program sponsored by the Company (the “ADS Cessation Date”) and the Ordinary Shares at such time are listed and traded on any U.S. Exchange or Permitted Exchange (each, an “Amendment Event”), on and after the effective date of an Amendment Event, Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) shall be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Ordinary Shares (and other property, if any) represented by the ADSs on the effective date of such Amendment Event; provided that, the supplemental indenture required therein to reflect the replacement of the ADSs with the Ordinary Shares (and other property, if any) shall be executed no later than five Business Days after the effective date of such Amendment Event and, in addition to the amendments required under Section 13.08 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the supplemental indenture shall also provide that:

(a)               each reference herein (and in the Notes) to the ADSs related to the terms of the Notes shall be replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the effective date of such Amendment Event;

(b)               all references to the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the ADSs herein shall be replaced by the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the Ordinary Shares, respectively, as customarily defined for securities traded on the Relevant Exchange;

(c)               other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such Amendment Event; and

(d)               such other provisions that the Board of Directors reasonably determines are appropriate will be made to preserve the economic interests of the Holders and to give effect to clauses (a) to (c) above.

In making any amendment to the terms or definitions relating to trading and listing of Ordinary Shares (including, but not limited to, “Last Reported Sale Price,” “Daily VWAP,” “Trading Day” and “Fundamental Change”), the relevant exchange on which Ordinary Shares are listed or traded for purpose of such terms and definitions (the “Relevant Exchange”) shall be: (x) if the Ordinary Shares at such time are listed on a U.S. Exchange, such U.S. Exchange; or (y) if the Ordinary Shares at such time are not listed on any U.S. Exchange but are listed on a Permitted Exchange, such Permitted Exchange; provided that if the Ordinary Shares at that time are listed on more than one Permitted Exchange, the Relevant Exchange shall be the Permitted Exchange that is the primary stock exchange for the Ordinary Shares, provided further that if the Ordinary Shares at that time are listed on more than one Permitted Exchange that is a primary stock exchange for the Ordinary Shares, the Relevant Exchange shall be the primary stock exchange with the highest trading volume of the Ordinary Shares during the twenty (20) consecutive Trading Days period immediately prior to the date of amendment.

In making such amendments, if currency translations between U.S. Dollars and any other currency are required, the exchange rate in effect on the date of determination as the Board of Directors determines in good faith shall apply.

The Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the effective date of the relevant Amendment Event, a notice stating the effective date of the relevant Amendment Event and any adjustment to the Conversion Rate.

ARTICLE 14
PRINCIPAL; REDEMPTION AT MATURITY

Section 14.01    Principal. Any and all principal amount of the outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled.

Section 14.02    Redemption at Maturity. Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Holders by paying the Maturity Redemption Price on the Maturity Date. The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01    Repurchase at Option of Holders.

(a)               Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on [_], 2027 (the “Repurchase Date”, and such option, the “Repurchase Option”), all of such Holder’s Notes, or any portion thereof that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date. For the avoidance of doubt, accrued and unpaid interest payable on the Interest Payment Date falling on the Repurchase Date will not be paid to the Holders who have submitted their Notes for repurchase on the Repurchase Date, but to the Holders of record at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall send a written notice (the “Company Notice”) to the Trustee, to the Paying Agent, the Conversion Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register of the Note Registrar. The Company Notice shall state:

(i)                 the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)              the Repurchase Price;

(iii)            the Repurchase Date;

(iv)             the name and address of the Conversion Agent and the Paying Agent;

(v)               that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(vi)             that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)          the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01 (Repurchase at Option of Holders).

Repurchases of Notes under this Section 15.01 (Repurchase at Option of Holders) shall be made, at the option of the Holder thereof, upon:

(i)                  delivery to the Trustee (or another agent designated for this purpose) by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the procedures of Euroclear and/or Clearstream for surrendering interests in global notes, if the Notes are Global Notes; and

(ii)                delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the rules and procedures of Euroclear and/or Clearstream, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, in each case of (i) and (ii), during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date. If a Repurchase Notice is given and withdrawn during such period, the Company will be under no obligation to repurchase the Notes, in relation to which the Repurchase Notice was given.

Each Repurchase Notice shall state:

(A)               in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)               the portion of the principal amount of the Notes to be repurchased, which must be in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof; and

(C)               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Repurchase Notice contemplated by this Section 15.01 (Repurchase at Option of Holders) shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Trustee in accordance with Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice).

The Trustee shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change) and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice).

(b)               Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the rules and procedures of Euroclear and/or Clearstream shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02    Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(b) (Repurchase at Option of Holders Upon a Fundamental Change) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on such Interest Payment Date the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Trustee and any other Conversion Agent, Paying Agent or any other agent appointed for such purposes shall have no responsibility to determine the Fundamental Change Repurchase Price.

(a)               Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                 delivery to the Paying Agent (or any other agent appointed for this purpose) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the rules and procedures of Euroclear and/or Clearstream for surrendering interests in global notes, if the Notes are Global Notes; and

(ii)              delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent (or another agent appointed for such purposes) together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the rules and procedures of Euroclear and/or Clearstream, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

in each case (i) and (ii), on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)               in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)               the portion of the principal amount of Notes to be repurchased, which must be in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof; and

(C)               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change) shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent (or any other agent appointed for this purpose) in accordance with Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice).

The Paying Agent (or any other agent appointed for this purpose) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a Repurchase Notice in accordance with Section 15.01 (Repurchase at Option of Holders) and not validly withdrawn such Repurchase Notice in accordance with Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice).

(b)               On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Paying Agent and the Conversion Agent or any other agent appointed for such purpose a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice may be delivered electronically in accordance with the applicable rules and procedures of Euroclear and/or Clearstream. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)                 the events causing the Fundamental Change and whether such events also constitute a Make-Whole Fundamental Change;

(ii)              the date of the Fundamental Change;

(iii)            the last date on which a Holder may exercise the repurchase right pursuant to this Article 15 (Repurchase of Notes at Option of Holders);

(iv)             the Fundamental Change Repurchase Price;

(v)               the Fundamental Change Repurchase Date;

(vi)             the name and address of the Trustee, the Paying Agent, the Conversion Agent or any other agent appointed for the repurchase, if any;

(vii)          if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)        if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice or Repurchase Option has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with the terms of this Indenture; and

(ix)             the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change).

At the Company’s written request, the Paying Agent (or any other agent appointed for such purpose) shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(a)               Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent (or any other agent appointed for such purpose)will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the rules and procedures of Euroclear and/or Clearstream shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03    Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Trustee, Paying Agent or any other agent appointed for such purpose in accordance with this Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice) at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(A)               the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(B)               if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(C)               the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, provided, however, that if the Notes are Global Notes, the notice must comply with appropriate rules and procedures of Euroclear and/or Clearstream.

Section 15.04    Deposit of Repurchase Price or Fundamental Change Repurchase Price(a). (a) The Company will deposit with the Paying Agent (or any other paying agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 (Provisions as to Paying Agent)) at or prior to 10:00 a.m., London time, one Business Day prior to the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent (or any other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03 (Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice)) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be (provided the Holder has satisfied the conditions in Section 15.01 (Repurchase at Option of Holders) or Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change), as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent (or any other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 (Repurchase at Option of Holders) or Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change), as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Common Depositary shall be made by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. The Paying Agent (or any other paying agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)               If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent (or any other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).

(c)               Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01 (Repurchase at Option of Holders) or Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change), the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16
REDEMPTION ONLY FOR TAXATION REASONS

Section 16.01    No Redemption Except for Taxation Reasons. (a) The Notes may not be redeemable by the Company at its option prior to the Maturity Date, except as set out in this Article 16 (Redemption only for Taxation Reasons), and no sinking fund shall be provided for the Notes. The Notes may be redeemed at the Company’s option, in whole but not in part (a “Tax Redemption”), at the Tax Redemption Price, if the Company is or would be required to pay Additional Amounts (which are more than a de minimis amount) as a result of (i) any change in the Applicable Tax Law of a Relevant Taxing Jurisdiction, which change is not publicly announced before, and becomes effective after, the date when the Notes are initially issued (or, if the applicable taxing jurisdiction became a Relevant Taxing Jurisdiction on a date after the Notes are initially issued, such later date), or (ii) any change on or after the date when the Notes are initially issued or, in the case of a Successor Company, after the date such Successor Company assumes all of the Company’s obligations under the Notes and this Indenture, in an interpretation, administration or application of such Applicable Tax Law by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each such change, a “Change in Tax Law”); provided that the Company cannot avoid these obligations by taking reasonable measures available to it (provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a reasonable measure) and further provided that, prior to or simultaneously with the Tax Redemption Notice, the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel specializing in taxation attesting that the Company has or will become, on or before the Tax Redemption Date, obligated to pay such Additional Amounts as a result of a Change in Tax Law. The Trustee shall and is entitled to accept and rely upon such Opinion of Counsel and Officers’ Certificate (without further investigation or enquiry) and it shall be conclusive and binding on the Holder.

(b)               If the Tax Redemption Date falls after a Regular Record Date and on or prior to the immediately following Interest Payment Date, the Company shall, on or, at its election, before such Interest Payment Date, pay the full amount of accrued and unpaid interest, and any Additional Amounts with respect to such interest, due on such interest payment date to the Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date.

(c)       The Company shall notify the Trustee in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest will be paid at the time it provides such Tax Redemption Notice.

Section 16.02    Notice of Tax Redemption. (a) In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01 (No Redemption Except for Taxation Reasons), it shall fix a date for redemption (the “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than 35 days prior to the Tax Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company shall send, or cause to be sent, a written notice of such Tax Redemption prepared by the Company (a “Tax Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register (or in the case of Global Notes, electronically in accordance with the applicable rules and procedures of Euroclear and/or Clearstream); provided, however, that, if the Company shall give such notice, it shall also give a written notice of the Tax Redemption Date to the Trustee. The Tax Redemption Date must be a Business Day.

(b)                The Company shall not give any Tax Redemption Notice earlier than 60 days prior to the earliest date on which the Company would be obligated to pay any Additional Amounts, and the obligation to pay such Additional Amounts must be in effect at the time such Tax Redemption Notice is given. Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as it may use at that time.

(c)                 The Tax Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d)                Each Tax Redemption Notice shall specify:

(i)                 the Tax Redemption Date;

(ii)              the Tax Redemption Price;

(iii)            the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(iv)             that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v)               that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date;

(vi)             the procedures a converting Holder must follow to convert its Notes;

(vii)          that Holders have the right to elect not to have their Notes redeemed by delivery to the Company, with a copy to the Paying Agent, a written notice to that effect not later than the second Business Day immediately preceding the Tax Redemption Date;

(viii)        that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein;

(ix)             that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed (a) will not receive any Additional Amounts with respect to payments or delivery (including consideration due in respect of conversion, the Repurchase Price or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) made in respect to such Holders’ Notes solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date and (b) all future payments (including consideration due in respect of conversion, the Repurchase Price or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion;

(x)               the Conversion Rate and, if applicable, the number of ADSs added to the Conversion Rate in accordance with Section 13.04 (Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change and Tax Redemption); and

(xi)             the ISIN, Common Code or other similar numbers, if any, assigned to such Notes.

A Tax Redemption Notice shall be irrevocable and shall not be subject to conditions. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the second Business Day preceding the Tax Redemption Date.

Section 16.03    Payment of Notes Called for Tax Redemption for Taxation.

(a)               If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 16.02 (Notice of Tax Redemption), the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Tax Redemption Notice and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company and the applicable Tax Redemption Price.

(b)               Prior to 10:00 a.m., London time on the Tax Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 (Provisions as to Paying Agent) an amount of cash in immediately available funds, sufficient to pay the Tax Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to Company any funds in excess of the Tax Redemption Price.

Section 16.04    Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Tax Redemption Notice as described in Section 16.02 (Notice of Tax Redemption), each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company will not be required to pay any Additional Amounts (including consideration due in respect of conversion, Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to any payment of interest, payment of principal or delivery made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date, and all subsequent payments in respect of such Holder’s Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of the Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion. The obligation to pay Additional Amounts to any electing Holder for periods up to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07 (Additional Amounts). Where no election is made, the Holder will have its Notes redeemed without any further action. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Company (with a copy to the Paying Agent) no later than the close of business on the second Business Day immediately preceding the Tax Redemption Date, provided that a Holder that has complied with the requirements set forth in Section 13.02 (Conversion Procedure; Settlement Upon Conversion) will be deemed to have delivered a notice of its election to avoid a Tax Redemption. If Notes are in global form, the rights of beneficial owners in any Global Note, including any election in connection with a tax redemption pursuant to this Section above, shall be exercised only through the Common Depositary subject to customary rules and procedures of Euroclear and/or Clearstream.

Section 16.05    Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Section 16.06    Withdrawal of Notice of Election to Avoid a Tax Redemption. A Holder may withdraw any notice of election to avoid a Tax Redemption (other than such a deemed notice of election) made pursuant to Section 16.04 (Holders’ Rights to Avoid Redemption), by delivering to the Company (with a copy to the Paying Agent) a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01    Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03    Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being delivered in person, transmitted by facsimile, (except for notices given to the Trustee) sent via electronic mail (with portable document format attached) or deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to:

GDS Holdings Limited

F/5, Building C

Sunland International

No.999, Zhouhai Road

Pudong, Shanghai 200137

Attention: Daniel Newman, Chief Financial Officer

Fax: +86-21-5118-6902

Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served in person, transmitted by facsimile or deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office with a copy to:

The Bank of New York Mellon, London Branch, as Trustee

One Canada Square

London E14 5AL

United Kingdom

Attention: Trustee Administration Manager/GDS Holdings Limited

Fax: (+44) 207 964 2509

With a copy to:

The Bank of New York Mellon, Hong Kong Branch
Level 26, Three Pacific Place
1 Queen’s Road East
Hong Kong
Attention: Global Corporate Trust
Fax: +852 2295 3283

All notices and other communications under this Indenture shall be in writing in English.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by the Common Depositary, any notice or demand to Holders will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of Euroclear and/or Clearstream, as the case may be. Any such notice shall be deemed to have been delivered on the day such notice is delivered to Euroclear and/or Clearstream, as the case may be, or if by mail, when so sent or deposited.

The Company hereby acknowledges that it is fully aware of the risks associated with transmitting instructions via Electronic Means, and being aware of these risks authorizes the Trustee to accept and act upon any instruction sent to it or any Paying Agent, Conversion Agent or Note Registrar in the Company's name or in the name of one or more appropriate authorized signers of the Company via Electronic Means. The Trustee shall be entitled to rely on Section 7.06 (Compensation and Expenses of Trustee) of this Indenture when accepting or acting upon any instructions, communications or documents transmitted by facsimile, and shall not be liable in the event any facsimile transmission is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorized or delayed for any reason, including (but not limited to) electronic or telecommunications failure. Furthermore, notwithstanding the above, if any Trustee receives information or instructions delivered by Electronic Means believed by it to be genuine and to have been sent by the proper person or persons, the Trustee or any Paying Agent, Conversion Agent or Note Registrar shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04    Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York, New York (collectively, the “specified courts”) and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the specified courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05    Submission to Jurisdiction; Service of Process. The Company irrevocably appoints [Cogency Global Inc.] as its authorized agent in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

GDS Holdings Limited
[c/o Cogency Global Inc.

[●]]

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

(a)               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Trustee shall be entitled to receive:

(i)                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                an Opinion of Counsel stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and such action is permitted by the terms of this Indenture.

(b)               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                  a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)              a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion; and

(iv)               a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with or such action is permitted by the terms of this Indenture, as the case may be.

Notwithstanding anything to the contrary in this Section 17.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee), if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07    Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date, Tax Redemption Date or Maturity Date is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date or Maturity Date and solely for purposes of this Section 17.07, shall also not include days in which the office where the place of payment in the continental United States is authorized or required by law to close), then such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date or Maturity Date, as applicable, will not be postponed but any action (which shall be limited to solely any payment action in the case the immediately preceding parenthetical applies) to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

Section 17.08    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12    Judgment Currency. The Company agrees to indemnify any party against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. Dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 17.13    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.15    Force Majeure. Notwithstanding anything to the contrary in this Indenture or in any other transaction document, the Trustee and the Agents shall be not in any event liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Trustee and/or the Agents, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, “act of God,” flood, epidemic, pandemic, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where performance of any duty or obligation under or pursuant to this Indenture would or may be illegal or would result in the Trustee and/or the Agents being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee and/or Agents are subject.

Section 17.16    Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, accrued interest payable on the Notes, the number of Additional ADSs to be added to the Conversion Rate upon a Make-Whole Fundamental Change or a Tax Redemption, if any, the Redemption Price and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the prior written request and satisfactory proof of holding of that Holder at the sole cost and expense of the Company.

Section 17.17    USA PATRIOT Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 17.18    Remedies, Characterizations, other Obligations, Breaches and Injunctive Relief. The remedies provided in this Indenture and the Notes shall be cumulative and in addition to all other remedies available under this Indenture and the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein or therein shall limit any Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Indenture or the Notes. In addition, where a Holder has duly exercised its Conversion Rights in accordance with this Indenture, nothing herein shall prejudice such Holder from making any claim for the value of the Conversion Securities which are required to be delivered by the Company in accordance with the terms of this Indenture to satisfy the Conversion Obligation to which such Conversion Rights relate. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holders and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 17.19    Sanctions. The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person and as if those Sanctions applied to the Company.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GDS HOLDINGS LIMITED

By:
Name:
Title:

The Bank of New York Mellon, London Branch, as Trustee

By:
Name:
Title:

EXHIBIT a

FORM OF FACE OF NOTE

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF The Bank of New York Depository (Nominees) Limited, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING S.A. TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY OR A NOMINEE THEREOF, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2 OF THE INDENTURE HEREINAFTER REFERRED TO.]

[INCLUDE FOLLOWING LEGEND IN THE ORIGINALLY ISSUED NOTE AND ANY REPLACEMENT NOTE ISSUED UNTIL THE DISTRIBUTION COMPLIANCE PERIOD TERMINATION DATE]

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND INTO WHICH THEY MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOTE SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS NOT A U.S. PERSON AND IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY’’), AND

(2)       AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE COMMON DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

GDS HOLDINGS LIMITED

0.25% Convertible Senior Note due 2029

No. [ ]                                                                                                                                                                                                        US$[ ]

ISIN Number: XS2449221550

Common Code: 244922155

GDS Holdings Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A.]1 [ ]2, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 [of US$[ ]]4, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$[_] in aggregate at any time, on [_], and interest thereon as set forth below.

This Note shall bear interest at the rate of 0.25% per year from [_], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [_]. Interest is payable semi-annually in arrears on each [_] and [_], commencing on [_], to Holders of record at the close of business on the preceding [_] and [_] (whether or not such day is a Business Day), respectively. [So long as the Notes are held in global form, all payments in respect of the Global Note will be made to Holders thereof as of the close of business (of the relevant clearing system) on the Clearing System Business Day immediately before the due date for such payments, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1.]5

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) (Date and Denomination of Notes; Payments of Interest and Defaulted Amounts) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Common Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its agency, as a place where Notes may be presented for payment or for registration of transfer.

1 Include for a Global Note.

2 Include if a Physical Note.

3 Include if a Global Note.

4 Include if a Physical Note

5 Include for a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into ADSs or Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Registrar under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GDS HOLDINGS LIMITED

By:
Name:
Title:

Dated:

CERTIFICATE OF
AUTHENTICATION

[THE BANK OF NEW YORK MELLON
SA/NV, DUBLIN BRANCH, as Registrar]

By:
Authorized Officer

FORM OF REVERSE OF NOTE

GDS HOLDINGS LIMITED
0.25% Convertible Senior Note due 2029

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.25% Convertible Senior Notes due 2029 (the “Notes”), limited to the aggregate principal amount of US$[_], all issued or to be issued under and pursuant to an Indenture dated as of [_], 2022 (the “Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the principal amount on the Maturity Date, the Repurchase Date, the Tax Redemption Date and the Fundamental Change Repurchase Date, as the case may be, to the Holder who surrenders a Note to the Trustee to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), payments of interest and deliveries of ADSs (or Ordinary Shares in lieu of any ADSs), together with payments for any fractional Conversion Securities, upon conversion of the Notes to ensure that the net amount received by the Holder after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such Holder had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive, subject to certain exceptions, any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances relating to changes in tax laws specified in the Indenture, the Notes will be subject to redemption by the Company at the Tax Redemption Price.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at such Holder’s option, prior to the close of business on the third Scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares in lieu of any ADSs under Section 13.02(j) (Conversion Procedure; Settlement Upon Conversion)) of the Indenture immediately preceding the Maturity Date, to convert any Notes or portion thereof that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, into ADSs (or Ordinary Shares in lieu of any ADSs) at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Schedule A6

SCHEDULE OF EXCHANGES OF NOTES

GDS HOLDINGS LIMITED
0.25% Convertible Senior Notes due 2029

The initial principal amount of this Global Note is [   ] DOLLARS (US$[      ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6 Include if a global note.

ATTACHMENT 1

FORM OF CONVERSION NOTICE

To:          GDS HOLDINGS LIMITED

JPMorgan Chase Bank, N.A., as Depositary for the ADSs

The Bank of New York Mellon, London Branch, as Conversion Agent

[The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any ADSs deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.]7

[The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, into Ordinary Shares in the Company’s register of members in accordance with the terms of the Indenture referred to in this Note, and directs that any Ordinary Shares deliverable upon such conversion be registered in the name of the registered Holder hereof unless a different name has been indicated below in the Company’s register of members, and any cash payable for any fractional Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to such Person designated by the registered Holder hereof.

The undersigned hereby instructs the Company to register the Ordinary Shares registered in the Cayman Islands in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):
Address of Beneficial Owner to Receive Ordinary Shares (English):
Name of Registered Holder of the Ordinary Shares:
Number of Ordinary Shares to be Issued:
Beneficial Owner’s Tax ID Number:
Contact Name and Tel No. / Email Address:

]8

7 Include if converting into ADSs.

8 Include if converting into Ordinary Shares in the Company’s Cayman share registry.

[The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, into Ordinary Shares in the Company’s Hong Kong share registry in accordance with the terms of the Indenture referred to in this Note, and directs that any Ordinary Shares deliverable upon such conversion be registered in the name of the registered Holder hereof unless a different name has been indicated below in the Company’s Hong Kong share registry, and any cash payable for any fractional Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to such Person designated by the registered Holder hereof.

The undersigned hereby instructs the Company to register the Ordinary Shares registered in Hong Kong in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):
Address of Beneficial Owner to Receive Ordinary Shares (English):
Name of Registered Holder of the Ordinary Shares:
Number of Ordinary Shares to be Issued:
Beneficial Owner’s Tax ID Number:
Contact Name and Tel No. / Email Address:

[The undersigned hereby elects to receive the Ordinary Shares deliverable upon such conversion in the CCASS account set out below:

CCASS Details

CCASS Account Bank Name:
CCASS Account Number:
SWIFT CODE:
Account Name at CCASS Bank:
Account Number at CCASS Bank:
Responsible Employee Name:
Email:
Phone:
Fax:
Address:][9]

9 Include if converting into Ordinary Shares in CCASS account.

[The undersigned hereby elects to receive the Ordinary Shares deliverable upon such conversion in the form of a share certificate, and directs that any such share certificate deliverable upon such conversion be delivered to the following address at the undersigned’s expense:

Address:
Attention:
Email:
Phone:
Fax: ]1011

If any [ADSs]/[Ordinary Shares] or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 13.02(b) (Conversion Procedure; Settlement Upon Conversion) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

[The undersigned further certifies:

1.                  The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2.                  The undersigned further certifies that either:

(a)               The undersigned is, and at the time the [ADSs]/[Ordinary Shares] are delivered in conversion of its Notes will be, the holder of the [ADSs and the Ordinary Shares represented thereby]/[Ordinary Shares], and (i) the undersigned is not a U.S. person (as defined in Regulation S under the Securities Act) and is located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the [ADSs]/[Ordinary Shares] being delivered in the conversion outside the United States and (ii) the undersigned is not in the business of buying and selling securities or, if the undersigned is in such business, the undersigned did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

OR

(b)               The undersigned is a broker-dealer acting on behalf of its customer; its customer has confirmed to the undersigned that it is, and at the time the [ADSs]/[Ordinary Shares] are delivered in conversion of the Notes will be, the holder of the [ADSs and the Ordinary Shares represented thereby]/[Ordinary Shares], and (i) it is not a U.S. person (as defined in Regulation S under the Securities Act) and it is located outside the United States (within the meaning of Regulation S and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the [ADSs]/[Ordinary Shares] being delivered in the conversion outside the United States and (ii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

10 Include if converting into Ordinary Shares outside of CCASS or if the restrictive legend on the Notes has not been removed.

11 Include if converting into Ordinary Shares in the Company’s Hong Kong share registry.

3.                  The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an Affiliate of the Company.

4.                  The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Common Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]12

12 Include if a Restricted Security.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)
(Street Address)
City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): US$ [●],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	GDS HOLDINGS LIMITED

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 15.02 (Repurchase at Option of Holders Upon a Fundamental Change) of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Signatures(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be converted (if less than all): US$[●],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

To:	GDS HOLDINGS LIMITED

The Bank of New York Mellon, London Branch, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Signatures(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be converted (if less than all): US$[●],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received [●] hereby sell(s), assign(s) and transfer(s) unto [●] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [●] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To GDS Holdings Limited or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	To a non-U.S. Person in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 5

FORM OF ELECTION NOTICE

To:	GDS HOLDINGS LIMITED

JPMorgan Chase Bank, N.A., as Depositary for the ADSs

The Bank of New York Mellon, London Branch, as Conversion Agent

Reference is hereby made to the Forced Conversion Notice, dated as of [●], issued by GDS Holdings Limited (the “Company”).

[[The undersigned [registered owner of this Note]13/[The undersigned being the beneficial owner of Notes in the principal amount indicated below holding such Notes in account(s) or through the account(s) of [●], in the name of a direct participant of Euroclear and/or Clearstream acting on its behalf]14 (the “Holder”) hereby elects to receive Ordinary Shares in the Company’s register of members in accordance with the terms of the Indenture, and directs that any Ordinary Shares deliverable upon the Forced Conversion be registered in the name of the Holder unless a different name has been indicated below in the Company’s register of members, and any cash payable for any fractional Ordinary Shares be delivered to such Person designated by the Holder.

The undersigned hereby instructs the Company to register the Ordinary Shares registered in the Cayman Islands in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):
Address of Beneficial Owner to Receive Ordinary Shares (English):
Name of Registered Holder of the Ordinary Shares:
Number of Ordinary Shares to be Issued:
Beneficial Owner’s Tax ID Number:
Contact Name and Tel No. / Email Address:

]15

[The undersigned registered owner of [this Note]]16/[The undersigned being the beneficial owner of Notes in the principal amount indicated below holding such Notes in account(s) or through the account(s) of [●], in the name of a direct participant of Euroclear and/or Clearstream acting on its behalf]17 (the “Holder”) hereby elects to receive Ordinary Shares in the Company’s Hong Kong share registry in accordance with the terms of the Indenture, and directs that any Ordinary Shares deliverable upon the Forced Conversion be registered in the name of the Holder unless a different name has been indicated below in the Company’s Hong Kong share registry, and any cash payable for any fractional Ordinary Shares be delivered to such Person designated by the Holder.

13 Include if a Physical Note.

14 Include if a Global Note.

15 Include if converting into Ordinary Shares in the Company’s Cayman share registry.

16 Include if a Physical Note.

17 Include if a Global Note.

The undersigned hereby instructs the Company to register the Ordinary Shares registered in Hong Kong in the name of:

Name of Beneficial Owner to Receive Ordinary Shares (English):
Address of Beneficial Owner to Receive Ordinary Shares (English):
Name of Registered Holder of the Ordinary Shares:
Number of Ordinary Shares to be Issued:
Beneficial Owner’s Tax ID Number:
Contact Name and Tel No. / Email Address:

[The undersigned hereby elects to receive the Ordinary Shares deliverable upon the Forced Conversion in the CCASS account set out below:

CCASS Details

CCASS Account Bank Name:
CCASS Account Number:
SWIFT CODE:
Account Name at CCASS Bank:
Account Number at CCASS Bank:
Responsible Employee Name:
Email:
Phone:
Fax:
Address:][18]

18 Include if converting into Ordinary Shares in CCASS account.

[The undersigned hereby elects to receive the Ordinary Shares deliverable upon the Forced Conversion in the form of a share certificate, and directs that any such share certificate deliverable upon the Forced Conversion be delivered to the following address at the undersigned’s expense:

Address:
Attention:
Email:
Phone:
Fax: ]1920

If any Ordinary Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 13.02(b) (Conversion Procedure; Settlement Upon Conversion) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies the Notes. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the Forced Conversion, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

19 Include if converting into Ordinary Shares outside of CCASS.

20 Include if converting into Ordinary Shares in the Company’s Hong Kong share registry.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if the Ordinary Shares are to be issued other than to and in the name of the registered holder.

Fill in for registration of the Ordinary Shares if to be issued other than to and in the name of the registered holder:

(Name)
(Street Address)
City, State and Zip Code) Please print name and address
Principal amount: US$ [●],000

[NOTICE: The above signature(s) of the Holder(s) must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.][21]

Social Security or Other Taxpayer Identification Number

21 Include if a Physical Note.

ATTACHMENT 6

[Reserved]

ATTACHMENT 7

Certification and Agreement Upon the Deposit of Shares

[DATE]

JPMorgan Chase Bank, N.A., as Depositary

ADR Department

383 Madison Avenue, Floor 11

New York, New York 10179

Re:     GDS Holdings Limited

Dear Sirs:

Reference is hereby made to the Restricted Issuance Agreement, dated as of June 5, 2018 (the “Restricted Issuance Agreement”), among GDS Holdings Limited (the “Company”), JPMorgan Chase Bank, N.A., as Depositary (the “ADS Depositary”), and all holders from time to time of restricted American depositary shares (“Restricted ADSs”) represented by restricted American depositary receipts, in book entry form (“Restricted ADRs”), issued thereunder.

Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Restricted Issuance Agreement. References to the Restricted Issuance Agreement include the certification and other procedures established from time to time by the ADS Depositary pursuant to such agreement.

This certification and agreement is furnished in connection with the deposit by the undersigned of ____________________ Shares and issuance to the undersigned of ______________________ Restricted ADSs under the Restricted Issuance Agreement.

We acknowledge, certify and agree that by depositing the Shares, we will become a party to and be bound by the provisions of the Restricted Issuance Agreement and that the Restricted ADSs and the underlying Shares represented thereby (the “Underlying Shares”) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States. The Restricted ADSs and Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and are subject to restrictions on transfer under the Securities Act and the Restricted Issuance Agreement. The Restricted ADSs and Underlying Shares may not be sold, offered for sale, pledged or otherwise distributed, transferred or disposed of except in accordance with, and subject to, the limitations set forth in the Restricted Issuance Agreement, including the restrictive legend to which such Restricted ADSs and Underlying Shares are subject in the form set forth in Section 3 of the Restricted Issuance Agreement and on the form of Restricted ADR.

Additionally, we represent, warrant, certify and agree that (i) we are, or at the time the Shares are deposited and at the time the Restricted ADSs are issued will be, the beneficial owner of the Shares and of the Restricted ADSs; (ii) the Shares were acquired by us from the Company upon conversion of the Company’s 0.25% Convertible Senior Notes due 2029 issued under the Indenture, dated as of [_], 2022, between the Company and The Bank of New York Mellon, London Branch, as Trustee, and sold pursuant to the Note Purchase Agreement, dated February 21, 2022 (the “Purchase Agreement”), among the Company and SCC Infrastructure I 2021-A (BVI), L.P., SCC Infrastructure I Holdco A, Ltd., Reco Millienium Pte Ltd and Ceningan Investment Pte Ltd, in a transaction complying with, and exempt from the registration requirements of the Securities Act pursuant to, Regulation S promulgated under the Securities Act; (iii) the Shares were acquired by us in a transaction reasonably believed to be complying with, and exempt from the registration requirements of the Securities Act pursuant to, Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder; (iv) we will not offer, sell, pledge or otherwise distribute transfer or dispose of the Restricted ADSs or Underlying Shares except in accordance with, and subject to, the limitations set forth in the Restricted Issuance Agreement, including the restrictive legend to which such Restricted ADSs and Underlying Shares are subject in the form set forth in Section 3 of the Restricted Issuance Agreement and on the form of Restricted ADR; (v) we are not an affiliate of the Company and we understand that the deposit of Shares, the issuance of the Restricted ADSs and the sale of the Restricted ADSs and Underlying Shares are subject to limitations under the Securities Act; and (vi) we are providing this Certification and Agreement to provide comfort to the ADS Depositary and the Company that such deposit, issuance and any sale may occur without the need for registration under the Securities Act; and (vi) each of the statements made herein are true and complete.

We further represent, warrant, certify and agree that:

(i)         the Shares being deposited were legally obtained by us; and

(ii)        we reasonably believe we are duly authorized to deposit the Shares and have fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Restricted ADSs; and

(iii)     we reasonably believe the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim.

We agree to indemnify the ADS Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our representations, warranties, certifications and agreements contained herein or in connection with our deposit of Shares, the issuance of the Restricted ADSs in connection therewith, any sale or transfer of the Restricted ADSs or the Underlying Shares, the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares, the re-deposit of any such Underlying Shares in the Unrestricted Deposit Agreement, the issuance of any ADRs under the Unrestricted Deposit Agreement in connection therewith and/or any sale, resale or other transfer of any such ADRs or Underlying Shares thereafter.

We acknowledge that our representations, warranties, certifications and agreements contained herein shall survive the deposit of Shares, the issuance of the Restricted ADSs in connection therewith, any sale or transfer of the Restricted ADSs or the Underlying Shares, the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares, the re-deposit of any such Underlying Shares in the Unrestricted Deposit Agreement, the issuance of any ADRs under the Unrestricted Deposit Agreement in connection therewith and/or any sale, resale or other transfer of any such ADRs or Underlying Shares thereafter. This Certificate and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title

EXHIBIT B

FORM OF AUTHORIZATION CERTIFICATE

GDS Holdings LIMITED

Authorization Certificate

I, William Wei Huang, as Chief Executive Officer of GDS Holdings Limited (the “Company”), hereby certify that:

(1)                Daniel Newman has been duly appointed as Chief Financial Officer of the Company, and William Wei Huang has been duly appointed as the Chief Executive Officer of the Company;

(2)                the specimen signature of each individual appearing opposite his name below is the true and genuine signature of each such individual;

(3)                each such individual is duly authorized to execute and deliver on behalf of the Company (i) the Indenture, dated as of [_], 2022, between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Indenture”), (ii) the Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter (as defined in the Indenture), (iii) the Company’s 0.25% Convertible Senior Notes due 2029 in the aggregate principal amount of US$[_] (the “Notes”), and (iv) any other documents or certificates delivered or to be delivered in connection with the offering of the Notes; and

(4)                each such individual has the authority to provide written direction / confirmation and execute documents to be delivered to, or upon the request of, The Bank of New York Mellon, London Branch, as Trustee, Paying Agent and Conversion Agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as Note Registrar under the Indenture.

Authorized Officers:

Name	Title	Signature	Phone Number

William Wei Huang	Chief Executive Officer
Daniel Newman	Chief Financial Officer

IN WITNESS WHEREOF, I have hereunto signed my name this [_] day of [_], 2022.

By.
Name: William Wei Huang
Title: Chief Executive Officer

Exhibit C

Form of Paying and Conversion Agent,

Registrar and Transfer Agent Appointment Letter

[●], 2022

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East, Hong Kong

The Bank of New York Mellon SA/NV, Dublin Branch

Riverside Two, Sir John Rogerson's Quay

Grand Canal Dock

Dublin 2, Ireland

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East

Hong Kong

Re: 0.25% Convertible Senior Notes due 2029 of GDS Holdings Limited

Reference is hereby made to the Indenture dated as of [●], 2022 (as amended from time to time, the “Indenture”) among GDS Holdings Limited, a Cayman Islands exempted company, as issuer (the “Company”), and The Bank of New York Mellon, London Branch, a banking corporation organized under the laws of the State of New York with limited liability and operating through its branch in London at One Canada Square, London E14 5AL, United Kingdom, as trustee (the “Trustee”). Terms used herein are used as defined in the Indenture.

The Company hereby appoints The Bank of New York Mellon, London Branch, a banking corporation organized and existing under the laws of the State of New York with limited liability and operating through its branch in London at One Canada Square, London E14 5AL, United Kingdom as the paying agent and conversion agent (the “Paying and Conversion Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch as the registrar and transfer agent (the “Registrar and Transfer Agent”, and together with the Paying and Conversion Agent, the “Agents” and each, an “Agent”) with respect to the Notes and each Agent hereby accepts such appointment. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a)	Each Agent shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under the Indenture, and the Company agrees promptly to pay such compensation and to reimburse each Agent for its out-of-pocket expenses (including fees and expenses of counsel) properly incurred by it without gross negligence, fraud or willful misconduct on its part in connection with the services rendered by it hereunder, under the Indenture and in respect of the Notes. The Company hereby agrees to indemnify each Agent and its officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence or willful misconduct or fraud on its part arising out of or in connection with its acting as an Agent hereunder, under the Indenture and in respect of the Notes. Under no circumstances will each Agent be liable to the Company or any other party to this letter or the Indenture for any indirect, consequential, punitive or special loss or damages of any kind whatsoever (being loss of business, goodwill, opportunity to profit) whether or not foreseeable, even if advised of the possibility of such loss or damage and regardless of the form of claim. The obligations of the Company under this paragraph (a) shall survive the full payment of the Notes, the termination or expiry of the Indenture or this letter and the resignation or removal of each Agent.

(b)	In acting under the Indenture and in connection with the Notes, each Agent is acting solely as agent of the Company and does not assume any fiduciary duty or other obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Agents for the payment of principal interest or other amounts (including Additional Amounts) on the Notes shall, subject to the provisions of the Indenture, be held by the Agents and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Agents, except as required by law.

(c)	Each Agent may consult with counsel or other professional advisors satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(d)	Each Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e)	Each Agent and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have if it were not each Agent, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as common depositary, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Company, as freely as if it were not an Agent.

(f)	Each Agent shall give the Trustee written notice of any failure by the Company to make any payment of the principal, or premium or interest on, the Notes and any other payments to be made on behalf of the Company under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure each Agent will pay any such sums so held by it to the Trustee upon the Trustee’s written request.

(g)	No Agent shall be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(h)	Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Notes against such Agent. No Agent shall be under any obligation to take any action under the Indenture, which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. No Agent shall have any obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

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(i)	Each Agent may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture the Company shall promptly appoint a successor agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the successor agent and one copy to the Trustee. Upon the effectiveness of the appointment of a successor agent, the resigning Agent shall have no further obligations under this letter or the Indenture.

(j)	Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor agent, as provided below. The Company may, at any time and for any reason, remove any Agent and appoint a successor agent, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to each Agent being removed, one copy to the successor agent and one copy to the Trustee. Any removal of an Agent and any appointment of a successor paying agent shall become effective upon acceptance of appointment by the successor agent as provided below. Upon its resignation or removal, the resigning Agent or the Agent being removed, as applicable, shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(k)	The Company shall remove an Agent and appoint a successor agent if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

(l)	Any successor agent appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such agent) and thereupon such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as an Agent and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

(m)	If no successor is appointed by the Company within 30 days of the resignation or removal of an Agent, the retiring Agent may, on behalf of and at the cost of the Company, appoint its own successor, or the retiring Agent, at the cost of the Company, or the Company may petition any court of competent jurisdiction for the appointment of a successor agent.

(n)	Notwithstanding anything contained herein to the contrary, the Company hereby irrevocably agrees that any and all of the rights and obligations of any Agent (except the Trustee) and, to the extent applicable, the obligations of the Company toward any Agent (except the Trustee) set forth in the Indenture shall be deemed to have been included in this letter.

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(o)	Notwithstanding anything contained herein to the contrary, the obligations of each Agent under this letter are several and not joint and should be independently construed and an Agent shall not be liable for each other’s acts or omissions to act.

(p)	Each Agent shall at all times be a responsible financial institution, which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.

(q)	If an Event of Default occurs and is continuing, each Agent shall be required to act on the direction of the Trustee to be extent permitted by any law or regulation to which it is subject.

(r)	Each party to this letter (a “Party”) shall, within ten business days of a written request by another Party, supply to that other Party such forms, documentation and other information relating to it, its operations, or the Notes as that other Party reasonably requests for the purposes of that other Party's compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this paragraph (r) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this letter, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any Party that is customarily entered into by institutions of a similar nature.

(s)	The Company shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company’s obligation under this paragraph (s) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Notes, or both.

(t)	Notwithstanding any other provision of this letter, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this paragraph (t).

(u)	The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person and as if those Sanctions applied to the Company.

4

(v)	The Agents may act through their respective delegates, attorneys and agents and shall not be responsible for their acts, omissions, misconduct or negligence, or for the supervision or monitoring of any delegate, attorney or agent appointed with due care by it hereunder.

(w)	The Agents shall not be deemed to have notice or knowledge of a Default or Event of Default unless and until written notification of such Default or Event of Default is provided to the Agents and identifying the circumstances constituting such Default or Event of Default.

(x)	No Agent shall be permitted or required to make investments of any moneys at any time received by it pursuant to any of the provisions of this letter, the Indenture or of the Notes.

(y)	Any notice or communication to the Agents will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to an Agent will be effective only upon receipt. The notice or communication should be addressed to the Paying and Conversion Agent at:

The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom Fax no.: +44 1202 689660 Attention: Corporate Trust Administration /Project Jade
With a copy to: The Bank of New York Mellon, Hong Kong Branch Level 26, Three Pacific Place 1 Queen’s Road East, Hong Kong Fax no.: +852 2295 3283 Attention: Global Corporate Trust

Any notice or communication to the Registrar and Transfer Agent should be addressed to:

The Bank of New York Mellon SA/NV, Dublin Branch
Riverside Two, Sir John Rogerson's Quay

Grand Canal Dock

Dublin 2, Ireland

Fax no.: +352 2452 4204

Attention: Corporate Trust Administration/Project Jade

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With a copy to: The Bank of New York Mellon, Hong Kong Branch Level 26, Three Pacific Place 1 Queen’s Road East Hong Kong Fax no.: +852 2295 3283 Attention: Global Corporate Trust

Any notice to the Company or the Trustee shall be given as set forth in the Indenture. If any Agent receives information or instructions delivered by Electronic Means believed by it to be genuine and to have been sent by the proper person or persons, such Agent shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.

(z)	Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to the business of any Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(aa)	Any amendment, supplement or waiver under Sections 10.01 and 10.02 of the Indenture that adversely affects an Agent shall not affect such Agent’s rights, powers, obligations, duties or immunities, unless such Agent has consented thereto.

(bb)	The Company agrees that the provisions of Section 17.04 of the Indenture shall apply hereto, mutatis mutandis.

(cc)	Notwithstanding anything herein to the contrary, the Agents shall have all of the rights, protections, indemnities, immunities and privileges set forth in the Indenture and the Indenture shall govern in the event of any inconsistency between this letter and the Indenture.

(dd)	Any funds held by the Agents are not subject to the relevant United Kingdom Financial Conduct Authority’s Client Money Rules or the rules and regulations of any other applicable regulatory body governing client money.

(ee)	The agreement set forth in this letter and the Indenture contains the whole agreement between the parties relating to the subject matter of this agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this letter.

(ff)	Each Agent shall be entitled to refrain from taking any action, without liability, if it receives conflicting, unclear or equivocal instructions or directions or in order to comply with any applicable law.

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(gg)	Notwithstanding and to the exclusion of any other term of this letter, the Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to the Agents under this letter acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Agents to it under this letter, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(2)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Agents or another person (and the issue to or conferral on it of such shares, securities or obligations);

(3)	the cancellation of the BRRD Liability; and

(4)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this letter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Unless the context otherwise requires, any reference to EU legislation, regulatory requirement, or guidance should be read as a reference to that EU legislation, regulatory requirement or guidance as it forms part of UK domestic law pursuant to the European Union (Withdrawal) Act 2018 (as amended) (the EUWA) or as otherwise adopted under, or given effect to in, UK legislation or the UK regulatory regime (UK Onshored Legislation, Regulatory Requirement, or Guidance) and any references to EU competent authorities should be read as references to the relevant UK competent authority. All references to legislation, regulatory requirements or guidance in this clause refer to the relevant legislation, regulatory requirements or guidance as amended from time to time.

For the purposes of this paragraph (gg):

“Bail-in Legislation” means in relation to the United Kingdom and a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

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“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Agents.

(hh)	Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including, but not limited to, the law of the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

[Signature pages follow]

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GDS HOLDINGS LIMITED

(as Company)

By
Name:
Title:

[Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter]

Agreed and accepted by:

The Bank of New York Mellon, London Branch

(as Paying and Conversion Agent)

By
Name:
Title:

[Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter]

Agreed and accepted by:

The Bank of New York Mellon SA/NV, Dublin Branch

(as Registrar and Transfer Agent)

By
Name:
Title:

[Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter]

Acknowledged by:

The Bank of New York Mellon, London Branch

(as Trustee)

By
Name:
Title:

[Paying and Conversion Agent, Registrar and Transfer Agent Appointment Letter]